CONTRIBUTION AND EXCHANGE AGREEMENT


                                  By and Among

             CENTURY CENTERGROUP, a California general partnership,


                    HIGHWOODS/FORSYTH LIMITED PARTNERSHIP, a
                       North Carolina limited partnership

                                       and

               HIGHWOODS PROPERTIES, INC., a Maryland corporation

                              December 31, 1996






         In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any document used in connection with the offering and any representation to the contrary is a criminal offense.

         These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risk of this investment for an indefinite period of time.



                                TABLE OF CONTENTS

                                                                                                           Page No.


Agreement to Contribute Property for Units........................................................................1

Description of the Property.......................................................................................1

Earnest Money.....................................................................................................3

Amount of Consideration for Contribution of Property to Highwoods.................................................4

Actions Pending Closing...........................................................................................7
         Survey and Plans.........................................................................................7
         Initial Delivery of Documentation........................................................................8
         Access to, and Examination of, Records...................................................................9
         Access to the Property...................................................................................9
         Environmental Assessments................................................................................9
         Application for New York Stock Exchange Approval.........................................................9

Additional Agreements of the Parties.............................................................................10
         Title to the Property...................................................................................10
         Representations and Warranties of Owner.................................................................11
         Representations and Warranties of Highwoods.............................................................19
         Representations and Warranties of the REIT..............................................................22

Due Diligence Period.............................................................................................26

Conditions Precedent to Highwoods' and Owner's Obligations at Closing............................................26

Maintenance and Operation of the Property........................................................................29

Closing Date.....................................................................................................31

Documents Required to be Delivered at Closing....................................................................32
         Documents  Required to be Delivered by Owner at Closing.................................................32
         Documents Required to be Delivered by Highwoods and the REIT at Closing.................................34

Closing Adjustments..............................................................................................36
         Taxes    ...............................................................................................36
         Utilities...............................................................................................37
         Rents    ...............................................................................................37
         Estimated Reimbursable Income...........................................................................37




         Real Estate Commissions.................................................................................38
         Tenant Improvements.....................................................................................38
         Tenant Security Deposits................................................................................39
         Service Agreement Payments..............................................................................39
         Miscellaneous Items.....................................................................................40
         Settlement After Closing................................................................................40
         Highwoods' Distributions................................................................................40
         Equitable Adjustments...................................................................................40
         Property Income.........................................................................................41
         Operating Expenses......................................................................................41

Management and Leasing Agreements, Service Contracts.............................................................41

Amendment to the Partnership Agreement...........................................................................41

Default  ........................................................................................................41

Notice of Developments...........................................................................................42

Indemnification..................................................................................................42

Other Provisions.................................................................................................44
         Counterparts............................................................................................44
         Entire Agreement........................................................................................44
         Construction............................................................................................44
         Applicable Law..........................................................................................45
         Severability............................................................................................45
         Waiver of Covenants, Conditions and Remedies............................................................45
         Exhibit  ...............................................................................................45
         Amendment and Assignment................................................................................45
         Relationship of Parties.................................................................................45
         Further Acts............................................................................................45
         Confidentiality.........................................................................................45
         Broker Commissions......................................................................................46
         Notice   ...............................................................................................46
         Press Releases..........................................................................................47
         Sale of Property and 1031 Exchange Obligations..........................................................48
         Limitations on Amendment to REIT's Articles of Incorporation............................................48
         Owner's Indemnification to the REIT.....................................................................48
         Allocations.............................................................................................48

List of Exhibits.................................................................................................50



STATE OF GEORGIA
                                                               CONTRIBUTION AND
                                                             EXCHANGE AGREEMENT
COUNTY OF DeKALB


         THIS AGREEMENT (the "Agreement") made and entered into this the _____ day of _________________, 199___, by and among CENTURY CENTERGROUP, a California general partnership (being hereinafter called "Owner"), HIGHWOODS/FORSYTH LIMITED PARTNERSHIP, a North Carolina limited partnership ("Highwoods"), and HIGHWOODS PROPERTIES, INC., a Maryland corporation (the "REIT");

                              W I T N E S S E T H:

         WHEREAS, Highwoods is a North Carolina limited partnership having as its sole general partner the REIT. The REIT has elected to be qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and

         WHEREAS, Owner is the owner of fee simple title and a leasehold title in the Property described in Section 2 below and has agreed to contribute the Property to Highwoods in exchange for the issuance by Highwoods of limited partnership interests therein (the "Partnership Units"); and Highwoods has agreed to accept the contribution of the Property, assume certain obligations with respect thereto and to issue to Owner Partnership Units; and

         WHEREAS, the REIT and Owner also desire that, contemporaneously with the admission of Owner as a limited partner of Highwoods, the REIT and Owner enter into a registration rights and lock up agreement substantially in the same form as the Registration Rights and Lock Up Agreement attached hereto as Exhibit A which agreement shall include a "lock up" period expiring three (3) years following the date of Closing (the "Registration Rights Agreement");

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and conditions herein set forth, and other good and valuable consideration, in hand paid, the receipt and sufficiency of which is acknowledged, the parties do hereby agree as follows:

         1. Agreement to Contribute Property for Units. Owner agrees to contribute the Property defined and described in Section 2 hereof to Highwoods and Highwoods agrees to accept such contribution in return for the assumption and payment by Highwoods of certain indebtedness of Owner and the issuance to Owner of Partnership Units as hereinafter described.

         2. Description of the Property. The Property owned by Owner which is the subject of this Agreement is as follows:

         2.01. A fee simple interest in those certain lots or parcels of land (the "Fee Parcels") in DeKalb County, Georgia, containing approximately 16 acres as more particularly described on

Exhibit B attached hereto and a leasehold interest (the "Leasehold Interest") in
approximately   61  acres  as  more   particularly   described  on  Exhibit  B-1
(hereinafter collectively called the "Land").

         2.02. All of Owner's right, title and interest in and to all rights, privileges, and easements appurtenant to the Land, including all of Owner's water rights, rights-of-way, roadways, parking areas, roadbeds, alleyways and reversions or other appurtenances used in connection with the beneficial use of the Land.

         2.03. All improvements and fixtures located on the Land owned by Owner including, without limitation, (i) all buildings located thereon containing an aggregate of approximately 1,200,000 square feet (hereinafter referred to as "Buildings"), if owned by Owner; (ii) any and all other structures and amenities currently located on the Land, if owned by Owner; and, (iii) all fixtures, apparatus, equipment, vaults, machinery and built-in appliances used in connection with the operation and occupancy of the Land such as heating and air conditioning systems, electrical systems, plumbing systems, sprinkler and other fire protection and life safety systems, refrigeration, ventilation, or other facilities or services on the Land, if owned by Owner (all of which are together hereinafter called the "Improvements"). It is specifically understood that such Improvements shall include all tenant alterations in the Buildings as of the Closing to the extent such alterations are or become the property of the landlord under the leases in effect with respect to the Buildings.

         2.04. All personal property located on or in or used exclusively in connection with the Land, Buildings and Improvements and owned by Owner and used or usable in the operation of the Property (as defined below) including, without limitation, fittings, appliances, shades, wall-to-wall carpet, draperies, screens and screening, awnings, plants, shrubbery, landscaping, furniture, furnishings, office equipment, lawn care and building maintenance equipment, furniture, computers, wall decorations, art work and other furnishings or items of personal property used or usable in connection with the ownership and operation of the Improvements, including the computers which operate the Buildings' HVAC systems, but excluding all personal property located on the Land or in the Buildings owned by tenants of such Buildings or contractors who provide service to such Buildings or which is not otherwise owned by Owner
(hereinafter called the "Personal Property"). A schedule of the Personal Property shall be specifically identified pursuant to an inventory supplied by Owner at the time of the execution hereof and attached hereto as Exhibit C. After the date of this Agreement and, except as otherwise set forth herein, Owner shall not remove any Personal Property from the Buildings or Land without the prior written consent of Highwoods.

         2.05. All of Owner's interest, if any, in the intangible property now or hereafter owned by Owner and used or usable in connection with the Property including, without limitation, the rights to use the trade name now used in connection with such property, all leases, subleases, prepaid rent and all security deposits, any other contract or lease rights, escrow deposits, utility agreements, guaranties, warranties or other rights related to the ownership of or use and operation of the Property. A list of all leases of space within the Buildings and subleases and other occupancy agreements to be specifically assigned to Highwoods (the "Leases") are set forth on Exhibits D and D-1 and attached hereto. A list of all service, maintenance and/or contracts affecting or relating to the

Property and to be specifically assigned to and assumed by Highwoods (the "Service Contracts") and all guaranties and warranties relating to the Property together with a description of all pertinent terms and provisions of such Service Contracts, guaranties and warranties are set forth in Exhibit E and attached hereto.

         2.06. All of Owner's right, title and interest in and to an approximate $600,000.00 escrow deposit with NationsBank, N.A. (including accrued interest thereon), pursuant to the terms of an agreement between Owner and The Prudential Insurance Company of America, which sums are being held to pay for certain tenant improvement obligations of Owner to AT&T Corporation upon a renewal of its lease for a portion of the Property (the "AT&T Escrow"). The Consideration shall be increased by the amount of the AT&T Escrow.

         All of the items of property described in Subsections 2.01, 2.02, 2.03, 2.04, 2.05 and 2.06 above are hereinafter collectively called the "Property."

         3. Earnest Money. Upon the execution of this Agreement, Highwoods will deliver to Investors Title Insurance Company (hereinafter referred to as the "Escrow Agent") the sum of One Hundred Thousand and no/100 Dollars ($100,000.00) (hereinafter the "Earnest Money"). The Earnest Money shall be deposited by the Escrow Agent into an interest bearing account at the direction of Highwoods, and shall be paid to Owner or Highwoods according to the provisions set forth below.

         Upon Closing, the Escrow Agent shall deliver all Earnest Money, plus interest which has accrued thereon, to Highwoods.

         In the event the transaction contemplated by this Agreement is not closed solely because of any default on the part of Owner, or if any of the conditions precedent set forth in Section 8.01 fail to be satisfied at Closing, or if Highwoods terminates its obligations set forth herein pursuant to any other provision of this Agreement, then the Escrow Agent shall pay to Highwoods all Earnest Money, including interest which has accrued thereon, but such return shall not affect any other remedies available to Highwoods in the event of a breach of this Agreement by Owner.

         In the event the transaction contemplated by this Agreement is not closed solely because of any default on the part of Highwoods, then the Escrow Agent shall pay to Owner all Earnest Money, including interest which has accrued thereon, and such payment, when added to the $1,900,000.00 payment due from Highwoods to Owner (in the event of Highwoods' default hereunder) pursuant to
Section 15 hereof, shall be and represent liquidated damages arising out of Highwoods' default, which liquidated damages shall be the full extent of Highwoods' liability with respect to such default and Owner shall have no further right or claim against Highwoods.

         Upon the filing of a written demand for the Earnest Money by Highwoods or Owner, pursuant to this Section 3, the Escrow Agent shall promptly mail a copy thereof to the other party. The other party shall have the right to object to the delivery of the Earnest Money by filing written notice of such objection with the Escrow Agent such that it is actually received by the Escrow Agent at any time within ten (10) days after the mailing by the Escrow Agent of such copy to it, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Earnest Money. Upon receipt of such notice, the Escrow Agent shall promptly mail a copy thereof to the party who filed the written demand. If the Escrow Agent does not receive a notice of objection as set forth above, it shall pay the Earnest Money, plus interest which has accrued thereon, to the party requesting payment of same.

         In the event the Escrow Agent shall have received the notice of objection provided for above and within the time therein prescribed, the Escrow Agent shall continue to hold the Earnest Money until (i) the Escrow Agent receives written notice from Owner and Highwoods directing the disbursement of said Earnest Money, in which case the Escrow Agent shall then disburse said Earnest Money in accordance with said direction; or (ii) in the event of litigation between Owner and Highwoods, the Escrow Agent shall deliver the Earnest Money to the Clerk of the Court in which said litigation is pending; or
(iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, in the Escrow Agent's reasonable opinion, elect in order to terminate the Escrow Agent's duties, including but not limited to, deposit in the Court of appropriate jurisdiction in connection with an action for interpleader, the costs thereof to be borne by whichever of Owner or Highwoods is the losing party.

         The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed and presented by the proper person, and shall not be liable in connection with the performance of any duties imposed upon the Escrow Agent by the provisions of this Agreement, except for the Escrow Agent's own negligence or willful default. The Escrow Agent shall have no duties or responsibilities except those set forth herein. The Escrow Agent shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Highwoods and Owner, and, if the Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. In the event that the Escrow Agent shall be uncertain as to the Escrow Agent's duties or rights hereunder, or shall receive instructions from Highwoods or Owner which, in the Escrow Agent's opinion, are in conflict with any of the provisions hereof, the Escrow Agent shall be entitled to hold and apply the Earnest Money pursuant to the preceding paragraph and may decline to take any other action. The Escrow Agent shall not charge a fee for its services as escrow agent. Upon the execution hereof, the Escrow Agent agrees to be bound by all of the terms and conditions set forth in this
Section 3.

         4.  Amount of Consideration for Contribution of Property to Highwoods.

         4.01. Subject to the terms and conditions of this Agreement, the total amount of consideration to be delivered by Highwoods to Owner at Closing in consideration for the contribution of the Property to Highwoods shall be One Hundred Thirteen Million Six Hundred Fifty Thousand and no/100 Dollars ($113,650,000.00) (the "Consideration")subject to the adjustments set forth herein.

         4.02.    The Consideration shall consist of the following:

                  (a) Approximately Sixty-Two Million and no/100 Dollars ($62,000,000.00) by Highwoods' assumption of the unpaid principal balance of those promissory notes from Owner to those lenders (the "Lenders") identified, and in the approximate amounts set forth on, Exhibit F-1, attached hereto and incorporated herein by reference (the "Promissory Notes"). It is anticipated that Highwoods may prepay in full the Promissory Notes concurrent with the Closing. In the event any Promissory Note requires the payment of a prepayment penalty in connection with the payment thereof prior to maturity, Highwoods shall be responsible for the payment of such prepayment penalty. In the event Highwoods determines that it will not prepay any Promissory Note concurrent with the Closing, but rather that it would prefer to assume the obligations thereunder and pay the sums due thereon as they become due, then in such event, Owner agrees to cooperate with Highwoods in procuring the consent of the Lenders to the assumption by Highwoods of the obligations set forth in the Promissory Note(s) and other loan documents related thereto. If such consent is obtained, Highwoods shall be responsible for the payment of any loan transfer or assumption fee charged in connection with Highwoods' assumption of the obligations set forth in the Promissory Note(s), and Highwoods and Lender shall execute an assumption agreement in form reasonably acceptable to Owner and Highwoods. In the event the Property is conveyed subject to any of the liens of the instruments securing the obligations under any of the Promissory Note(s) with the intent that Highwoods continue paying the sums due thereunder as they fall due (rather than prepaying the unpaid balance in full immediately after Closing), then Owner will use a good faith effort to procure for the benefit of Highwoods the execution of a Mortgagee Estoppel Certificate and Consent Agreement executed by the Lender(s) who own(s) the Promissory Notes which will not be paid concurrent with the Closing by Highwoods, in the form attached hereto as Exhibit F-2.

                           The amounts shown on Exhibit F-1 evidencing the unpaid principal balance of the Promissory Notes as of the date hereof shall be adjusted, as appropriate at Closing, to reflect a reduction in the principal balance thereof resulting from payments on the Promissory Notes, if any, subsequent to the date hereof. Thereafter, the balance of the Consideration due under Section 4.02(b) below shall be adjusted accordingly. Highwoods is authorized to contact the Lenders for the purpose of obtaining statements setting forth the principal balances of each of the Promissory Notes on the date hereof, and at Closing, and any other information relative to the loans evidenced by the Promissory Notes. If necessary, Owner will authorize the Lenders in writing to disclose all information requested by Highwoods related to the loans evidenced by the Promissory Notes.

                  (b) Approximately Fifty One Million Six Hundred Fifty Thousand and no/100 Dollars ($51,650,000.00), (before taking into account adjustments to the Consideration for certain of the prorated items set forth in Section 12 below, an increase for the actual amount of the AT&T Escrow, a decrease for the amount of the transfer tax referenced in Section 6.01 below, any decrease required pursuant to Section 11.01(f) and adjustments made to the unpaid  principal  balance  of the  Promissory  Notes  as set  forth in
         Section 4.02(a) above) shall be delivered by the issuance by Highwoods to Owner at Closing of that number of Partnership Units determined by dividing the amount due Owner under this Section 4.02(b) by the lower of the following divisors: (i) $29.225; (ii) the average of the closing prices of the common stock of the REIT as listed on the New York Stock Exchange on the ten (10) business days before and the ten (10) business days after the day on which the Inspection Period (as defined in
         Section 7 hereof) expires; or (iii) if the Closing occurs prior to the tenth (10th) business day after the expiration of the Inspection Period, the average of the closing prices of the common stock of the
         REIT as listed on the New York Stock Exchange on the twenty (20) business days before the date of the Closing.

                  (c) Upon the issuance of the Partnership Units, Owner agrees to execute Highwoods' limited partnership agreement, as amended and in existence on the date hereof, and Owner agrees to be bound by all of the terms and conditions thereof from and after such execution. Highwoods' Limited Partnership Agreement, as amended and in existence on the date hereof, (the "Partnership Agreement") is attached hereto as Exhibit G.

                  Owner agrees that it will not distribute, sell or otherwise transfer the Partnership Units to any person, firm or corporation for a period of one (1) year after Closing unless Owner first receives the written consent of Highwoods, which consent may be withheld in the sole discretion of Highwoods for any reason, including a determination by Highwoods or its legal counsel that the Partnership Units may not be distributed because such a distribution would violate a rule or regulation of the Securities and Exchange Commission or any other rule, law or regulation affecting the transfer of the Partnership Units. This provision shall survive Closing, and Owner and its partners hereby agree to indemnify and hold harmless Highwoods and the REIT for any loss, cost, damage, penalty or liability incurred by them as the result of a breach or violation of this provision. Notwithstanding the above, Owner may distribute the Partnership Units to its partners, but only if:

                           (1) Each such partner of Owner is an "accredited investor" as such term is defined in Regulation D promulgated in the Code of Federal Regulations ss. 230-501(a) at the time of such distribution; and,

                           (2) At the time of such distribution, each such partner of Owner agrees to become bound by the terms of the Registration Rights Agreement by executing any document reasonably requested by Highwoods to ensure that such of Owner's partners are bound by the terms thereof.

                  Partnership Units may be exchanged for common shares of the REIT (the "Shares"), but not until a period of one (1) year after the Closing, and any transfer of Partnership Units or Shares shall be subject to the transfer provisions contained in the Registration Rights Agreement.

                  Owner agrees that upon the issuance of the Partnership Units, it will sign the Registration Rights Agreement. This provision shall survive Closing and Owner and its partners hereby agree to indemnify and hold harmless Highwoods and the REIT for any loss, cost, damage, penalty or liability incurred by them as the result of a breach or violation of this provision.

         4.03. Notwithstanding the foregoing, in the event (i) Owner is a "Foreign Person" (as defined in Section 1445 of the Code); (ii) Owner fails or refuses to deliver the certificates and affidavit of non-foreign status described in Section 11.01(l) hereof, or (iii) Highwoods receives notice from any transferor's agent or transferee's agent (as each of such terms are defined in the Code) that, or Highwoods has actual knowledge that, such certificate and affidavit is false, Highwoods shall deduct and withhold from the the Consideration a tax equal to ten percent (10%) of the Consideration, as required by Section 1445 of the Code. Highwoods shall remit such amount to, and file the required form with, the Internal Revenue Service, and Highwoods shall receive a credit against the Consideration for the amount so withheld.

         5.       Actions Pending Closing.

         5.01. Survey and Plans. Highwoods may, at Highwoods' election, cause to be secured current physical and boundary surveys (the "Surveys") of the Land, Buildings and other Improvements prepared by a Georgia registered land surveyor or licensed engineer which shall be certified to Highwoods and the Title Company [as defined in Subsection 6.01 below] and shall contain such other documentation and certifications as Highwoods or the Title Company may require. The cost of such Surveys shall be borne by Highwoods. In addition, at the time of the execution of this Agreement, Owner shall supply to Highwoods (i) copies of any existing survey(s) of the Land reasonably available to Owner (the "Existing Surveys"), and (ii) to the extent reasonably available to Owner, a complete set of the plans from which the Improvements were constructed (the "Plans"). If the legal descriptions shown on the Existing Surveys are not the same as the legal descriptions set forth in title insurance policies currently insuring the Land issued in connection with the Owner's acquisition of the Land (the "Owner's Title Insurance Policies"), Owner will convey to Highwoods by quitclaim deed or a quitclaim assignment of lease, as the case may be, the Land described by the metes and bounds shown on the Existing Surveys. However, the deed(s) of conveyance and assignment of Leasehold Interests referenced in 11.01(c) and (g) shall contain the legal descriptions set forth in the Owner's Title Insurance Policies. In the event the Surveys (or the Existing Surveys delivered to Highwoods by Owner) reveal anything which materially and adversely affect the Property, Highwoods shall give notice to Owner of those matters objected to by Highwoods in the Surveys or Existing Surveys by January 5, 1997. Owner shall then have the right, but not the obligation, for a period of ten (10) business days to cure any defects or objectionable matters specified by Highwoods, so long as such objections can be cured at a cost of One Million and no/100 Dollars ($1,000,000.00) or less. In the event that Owner fails or is unwilling to cure such defects to the reasonable satisfaction of Highwoods' counsel, Highwoods may proceed to a Closing subject to the defect, without liability to Owner, or by written notice to Owner, terminate this Agreement or otherwise allow this Agreement to expire.

         5.02. Initial Delivery of Documentation. At the time of the execution of this Agreement and to the extent that the information is in Owner's possession, Owner shall provide or make available to Highwoods the following:
(i) a list of all the personal property described in Section 2 above which shall be attached hereto as Exhibit C; (ii) a current rent roll (the "Rent Roll") of the Property setting forth with respect to each Lease listed on Exhibit D, the date of the commencement of the Lease, the name of the tenant, the approximate area of the demised premises subject to each Lease, the monthly rental and some of the other charges payable by the tenant and the Lease expiration date, together with the schedule of any renewal options or purchase options set forth in any Lease as set forth on Exhibit I-5, together with a schedule of rental delinquencies and other breaches and a schedule of security deposits held as set forth on Exhibit I-4; (iii) true, correct and complete copies of all service, maintenance, utility and other contracts related to the Property, including any warranties or guaranties, which shall be listed on Exhibit E; (iv) copies of financial and operating statements of the Property for calendar years 1994, 1995, and year to date operating statements for calendar year 1996, and the proposed budget for fiscal operations of the Property for 1997, if already prepared by Owner; (v) all title information in Owner's possession or in the possession of Owner's attorneys related to the Land, including, but not limited to, title insurance policies, attorney's opinions on title, surveys, deeds, etc.; (vi) true, correct and complete copies of all the Promissory Notes, deeds to secure debt or mortgages, loan agreements, and related documents concerning the Property; (vii) copies of all plans (original or otherwise), specifications, drawings, studies, space audits, and programs for upgrading and improving, concerning or relating to the Buildings or any of the Improvements; (viii) true, correct and complete copies of the Leases and subleases and any amendments thereto covering any space within the Buildings or Improvements; (ix) all environmental, engineering or similar reports relating to the Property; (x) copies of all notices of any environmental, building code or other violation relating to the Property, which is uncorrected, if any, and a description of any building code or other violation of which Owner is aware; (xi) the names and addresses of all contractors who, within the last twenty-four (24) months, have performed substantial ($50,000.00 or more) capital repairs or the correction of any material building code or other code violation, together with copies of all studies, estimates, plans and specifications in Owner's possession for such capital repairs or code violations; and, (xii) a listing of all liens or security interests of others with respect thereto; and Owner will disclose to Highwoods, to the extent reasonably available to Owner, all capital repair work performed on the Buildings, the component parts thereof (including the systems referenced above) during the twelve month period immediately preceding the execution date hereof. Furthermore, Owner will disclose to Highwoods any recurring problems related to those matters which are the subject of this 5.02(x)(xi), even if such problems existed prior to the one year period immediately preceding the execution hereof.

         If Highwoods, in its sole and absolute discretion, is dissatisfied in any respect with the information supplied pursuant to this Subsection 5.02, and if Highwoods notifies Owner in writing of such determination within forty (40) days of the final execution hereof, but in all events prior to the Closing, then this Agreement shall terminate, and neither Highwoods nor Owner shall have any further liability to the other except as otherwise provided herein.

         5.03. Access to, and Examination of, Records. Owner will permit Highwoods and Highwoods' accountants to examine the financial records and other books and records of Owner concerning or relating to the Property in order that Highwoods' accountants can prepare audited financial statements for the Property for Owner's most recent fiscal year ending 1996 (if requested by Highwoods), and an unaudited financial statement for the Property for the year prior thereto and for the current fiscal year to date.

         5.04. Access to the Property. Subject to the rights of existing tenants, Owner shall give Highwoods and its agents, engineers and other representatives, full access to the Property during normal business hours upon reasonable notice, during the period prior to the date of Closing. In addition to any other requirement hereunder and in connection with such access, Owner shall endeavor to furnish or make available to Highwoods all information concerning the Property and its operations which Highwoods may reasonably request. Highwoods may, at its expense, make such engineering and other studies of the Property prior to the Closing as it may deem necessary. Highwoods agrees to indemnify, defend and hold Owner harmless of and from any and all liability, damages, claims, causes of action, costs and expenses (including reasonable counsel fees and expenses of Owner) arising out of or with respect to any act or omission of Highwoods or his agents, engineers, and other representatives in connection with such access as aforesaid unless and except to the extent caused by the negligence or wilful misconduct of Owner or his agents or tenants of any of the Property. Notwithstanding the foregoing, Highwoods shall not contact or meet with any tenant of the Property or with any ground lessor of any part of the Property unless a representative of Owner is present. The terms of this
Section 5.04 shall survive the Closing or earlier termination of this Agreement.

         5.05. Environmental Assessments. Prior to Closing, Highwoods at its expense may cause to be undertaken and completed current Phase I Environmental Site Assessments, and as necessary, Phase II Assessments, of the Land and Buildings (the "Environmental Assessments"). Such Environmental Assessments shall be performed by environmental inspection and engineering firms selected by Highwoods. Highwoods shall determine from such Environmental Assessments and from such other information available to Highwoods, in its sole discretion, whether the Land and Buildings are contaminated by hazardous or toxic wastes, substances or materials (including, but not limited to, asbestos, PCB's or petroleum products) as defined under any applicable federal, state or local laws, statutes, orders, rules, regulations, permits or approvals. In the event that Highwoods determines that contamination or any other adverse environmental condition is found on or under the Land or any Building, Highwoods shall have the right to terminate this Agreement prior to the expiration of the Inspection Period, or at any time thereafter prior to Closing if Highwoods discovers contamination on the Land that was not present thereon at the end of the Inspection Period.

         5.06. Application for New York Stock Exchange Approval. Highwoods agrees to make an application (the "Subsequent Listing Application") with the New York Stock Exchange (the "Exchange") for the approval from the Exchange to list the Shares that may be issued upon a redemption of the Partnership Units as provided in the Partnership Agreement. Highwoods agrees to make a reasonable effort to have the Subsequent Listing Application approved prior to the

Closing. Owner agrees to cooperate with Highwoods, if necessary, to have the Subsequent Listing Application approved.

         6.       Additional Agreements of the Parties.

         6.01. Title to the Property. At the Closing, Owner shall deliver to Highwoods a limited warranty deed in form and content reasonably satisfactory to Highwoods' counsel with transfer tax paid by Highwoods (subject however to a reduction in the amount of Consideration in the amount of such transfer tax) conveying to Highwoods a fee simple, and insurable title to the Fee Parcels and an Assignment of Ground Leases (in the form of Exhibit N-1) said title to the Fee Parcels and Leasehold Interest to be insurable at regular rates by a title insurance company of Highwoods' choice (the "Title Company"), subject only to those matters which shall be specifically enumerated in Exhibit H or otherwise constitute Permitted Exceptions hereunder ("Permitted Exceptions"). Within fourteen (14) days of the date hereof, Highwoods shall obtain a current title insurance commitment for the Land issued by the Title Company showing the condition of title of the Land (the "Title Report"). If Highwoods disapproves of any matter of title contained in the Title Report, Highwoods shall provide written notice of Highwoods' disapproval of the same to Owner (those disapproved title matters as so identified by Highwoods are hereafter called the "Disapproved Exceptions") within twenty-one (21) days from the date hereof, but in all events, prior to Closing. For the term of this Agreement, Owner may, but is not obligated, to remove any Disapproved Exception, provided the cost thereof does not exceed One Million and no/100 Dollars ($1,000,000.00). However, in the event that Highwoods proceeds to and consummates a Closing subject to a Disapproved Exception, such Disapproved Exception shall then be deemed to be a Permitted Exception. Owner shall have no obligation to make a payment to cause the removal of a Disapproved Exception. Any reasonable expenses incurred in obtaining such title insurance commitment (including, without limitation, those incurred by an attorney in conducting the necessary title search) shall be borne by Highwoods. The title insurance premium shall also be borne by Highwoods. Any matter affecting title to the Property which exists as of the date of the Title Report which is not a Permitted Exception and which is not a Disapproved Exception shall be an additional Permitted Exception.

                  The Land, its appurtenances and the Improvements shall be conveyed or assigned (as applicable) by Owner to Highwoods free and clear of all liens, encumbrances, claims, rights-of-way, easements, leases, restrictions and restrictive covenants, except the Permitted Exceptions and the following additional Permitted Exceptions:

                  (a) Rights-of-way of streets, so long as they do not interfere with the use of the Property for office and related commercial purposes;

                  (b) Public utility easements and rights-of-way in customary form, so long as they do not interfere with the use of the Property for office and related commercial purposes;

                  (c) Rights and claims of tenants under recorded and unrecorded leases, so long as (i) all of same have been fully disclosed by Owner to Highwoods on Exhibit D or Exhibit I attached hereto; (ii) all of the same contain no tenant cancellation rights, right of rent abatement, or right of option or first refusal for the purchase of the Property except as set forth in the leases provided to Highwoods; (iii) there shall have been no modifications or amendments to the same from the date hereof, except as provided in Section 9.04;

                  (d) Zoning and building laws or ordinances, provided they do not prohibit the use of the Property for office and related commercial purposes, and so long as the Property is in compliance with same;

                  (e) Ad valorem taxes for any year in which they are not yet due and payable; and

                  (f) The security title, security interest and lien of the deeds to secure debt and other collateral documents securing the Promissory Notes (the "Loan Documents").

         If, in the opinion of Highwoods' counsel, Highwoods is not able to obtain an owner's title insurance commitment from the Title Company complying with the requirements of this Subsection 6.01, with such endorsements and coverages as Highwoods requires, Highwoods shall have the option of taking title "as is" and consummating the Closing, or terminating this Agreement at any time prior to the expiration of the Inspection Period. Notwithstanding any other provision contained herein to the contrary, if the title defect(s), which may include, without limitation, a Disapproved Exception, is a mortgage, lien, judgment, assessment, unpaid taxes or tax which can be cured by a monetary payment (except for the Loan Documents) (and with respect to which affirmative title insurance coverage is not available at the Title Company's standard rates) Highwoods has, and shall have, the absolute right of making such payment not to exceed One Hundred Thousand and no/100 Dollars ($100,000.00) and reducing by a like amount the Consideration due to Owner at Closing.

         6.02. Representations and Warranties of Owner. Owner hereby makes the following representations and warranties to Highwoods to Owner's actual knowledge (which actual knowledge shall be without inquiry except with respect to a reasonable inquiry of the employee's of White & Associates Management Group, Inc., referenced below in this Section 6.02) which shall be limited to the actual knowledge of Roderick White, Robert Goldman, Jerome Janger and Ted Jacobson, as well as the following employees of White & Associates Management Group, Inc., but only if the knowledge of such employees has been imparted to Owner after a reasonable inquiry by Owner with respect to the matters set forth in this Section 6.02, which inquiry Owner is obligated to make:
Sharon Williams, Carter Simmons and Scott Clark.

                  (a)  Exhibits D and I-5 set forth  with  respect to each Lease
         (i) the commencement date thereof, (ii) the name of the tenant, (iii) the approximate area of the demised premises, (iv) the monthly rental and other charges payable by the tenant, (v) the Lease expiration date; and (vi) any Lease renewal options or purchase options set forth in such Lease; and with respect to the Leases as the same may be modified in accordance with Section 9.04:


                           (1) The Leases are in full force and effect, have been validly executed by the landlord and tenant, and have not been amended or modified as to the items set forth in (a)(i-vi) immediately above in any manner whatsoever, except as noted on the Rent Roll;

                           (2) The summary of the Leases set forth in Exhibit D is accurate in all material respects and, there are no subleases except as noted in Exhibits D and D-1;

                           (3) The Leases will be free and clear of all liens and encumbrances on the date of the Closing contemplated hereby, except for any assignment of leases executed to secure the obligations set forth in the Promissory Notes and the Permitted Exceptions;

                           (4)      INTENTIONALLY OMITTED

                           (5) Owner has taken no action, by act or omission, which constitutes the waiver of a default by a tenant under a Lease, except as herein specifically provided;

                           (6) Owner has fulfilled all of the landlord's duties and obligations including the completion of all upfittings, construction, decoration and alteration work which Owner is obligated to perform under any Lease except as set forth on Exhibits I-2 and T (attached hereto and incorporated herein by this reference). Highwoods shall agree (by delivering the Assumption of Tenant Improvement Work Agreement in the form of Exhibit U hereto) to complete such upfittings, construction, decoration and/or alteration work as set forth on Exhibits I-2 and T, in which event the amount of Consideration due
         Owner under Section 4 will be reduced by the cost of the work identified as Owner's responsibility on Exhibit T and the cost of the work on Exhibit I-2.

                           (7) Owner has fulfilled all of the landlord's duties and obligations with respect to any leasing commissions or other compensation due arising out of any leasing, agency, brokerage or management agreements relating to the Leases except as set forth on Exhibits I-3 and S (attached hereto and incorporated herein by reference). Highwoods shall agree (by delivering the Assumption of Commissions Agreement in the form of Exhibit S-1 hereto) to pay any such unpaid leasing commissions or other compensation due with respect to the Leases as set forth on Exhibits I-3 and S, in which event the amount of Consideration due Owner under Section 4 will be reduced by the cost of such commissions and other compensation identified as Owner's responsibility on Exhibit S, and increased by the amount of commission previously paid by Owner indicated on Exhibit S to be reimbursed to Owner by Highwoods;

                           (8) Except as set forth on Exhibit I-4, Owner and each tenant under the Leases is not in default under any of the terms and provisions of said Leases, and Owner has received no notice, of any alleged default in connection with said Leases;

                           (9) Except as set forth on the Rent Roll and Exhibit I-4, there are no prepaid rentals under the Leases of more than thirty
         (30) days and there are no other rent concessions or set-offs against rent, nor has any tenant asserted any defense, set-off, or counterclaim in connection with said Leases;

                           (10) Except as set forth on the Rent Roll and Exhibit I-4, Owner has not collected any of the rent or other sums arising or accruing under any of the Leases in excess of thirty (30) days in advance of the time when the same shall become due;

                           (11) Except as set forth on the Rent Roll, Exhibit I-4 and Exhibit R, the tenants under the Leases currently occupy all of the space described in the Leases, and the tenants under such Leases have no unwritten rights with respect to the Property not otherwise set forth on the Rent Roll.

                  (b) No service, maintenance, property management or other contracts (excluding Leases, Permitted Exceptions and Contracts disclosed in Exhibit I-3 and Exhibit K) affecting the Property will be in existence as of the Closing except as set forth on Exhibit E attached hereto, all of which can be terminated without cost or payment on not more than thirty (30) days' notice except as otherwise noted on said Exhibit E, and in no event shall there be in existence as of the Closing any contracts relating to management or leasing of the Buildings or Improvements (except as set forth on Exhibit I-3). The copies of the Service Contracts to be delivered pursuant to Section
         5.02 hereof are true, correct and complete in all respects and contain all amendments;

                  (c) No notices or requests have been received by Owner from any insurance company issuing any policies of insurance related to the Property which have not been complied with by Owner, and such insurance is now in full force and effect. Any notices or requests from any such insurance company received prior to the Closing may be complied with by Owner prior to Closing; or, if Owner elects not to comply with such notices or requests, Highwoods may terminate this Agreement.

                  (d) The Land and the roofs of all Buildings drain adequately, and no portion of the Land lies within an area designated as "wetlands";

                  (e) Except as otherwise set forth herein, all equipment, fixtures and personal property as listed on Exhibit C attached hereto shall remain present on the Land or in the Improvements at the Closing, and shall be in the same condition and working order at Closing as of the date hereof, ordinary wear and tear excepted;

                  (f) Owner owns the Property free and clear from all liens and encumbrances, except the Permitted Exceptions;

                  (g) Owner has entered into no agreement currently in effect, oral or written, other than the Permitted Exceptions, an agreement of cooperation with the Prudential Life Insurance Company and other than as set forth on Exhibits E, I-3 and K attached hereto, which affects title to the Property or the operation thereof, and has entered into no agreement, oral or written, currently in effect not otherwise referenced or disclosed herein or furnished or made available to Highwoods. Furthermore, neither Owner nor the Property is subject to any claim, demand, suit, unfiled lien, proceeding or litigation of any kind, pending or outstanding, threatened or likely to be made or instituted which would in any way be binding upon Highwoods or its successors or assigns or materially affect or materially limit Highwoods' or its successors' or assigns' full use and enjoyment of the Property or which would limit or restrict in any way Owner's right or ability to enter into this Agreement and consummate the transaction contemplated hereby except as set forth on Exhibit R attached hereto and incorporated herein by this reference;

                  (h) The use and operation of the Property (including parking relating thereto) now is, and at Closing will be, in full compliance with applicable building codes, zoning, subdivision and land use laws and other local, state or federal laws and regulations; and there is no proposed change in any such code, law or regulation which would interfere with the intended use of the Property. All licenses and permits required by any governmental authority having jurisdiction over the Property have been validly issued and are in full force and effect;

                  (i) Copies of the Leases, Service Contracts, and warranties previously supplied by Owner to Highwoods are true, correct and complete;

                  (j) Owner owns and will own at the date of Closing a fee simple title to the Fee Parcels subject only to Permitted Exceptions;

                  (k) All water, sewer, electric, telephone and drainage facilities and other utilities required by law or by the normal use and operation of Property at the time of Closing are installed and operating with respect to the Property under valid permits or agreements;

                  (l) There are no taxes, charges or assessments of any nature or description arising out of the conduct of Owner's business or the operation of the Property which would constitute a lien against the Property that will be unpaid at the date of Closing except the lien of the City/County ad valorem property taxes for the year in which Closing occurs and except for charges and expenses incurred by Owner in the ordinary course of business;

                  (m) Except as set forth on Exhibit X or in the engineering reports of Law Engineering procured by Highwoods in connection with this transaction, all functional systems and structural components of the Buildings including, without limitation, the roofs, roof curbs, floors, heating, air conditioning and ventilating mechanical systems, compressors, electrical systems, plumbing systems, sprinklers and other fire protection and life safety systems, refrigeration systems, vaults, equipment and appliances are currently in good condition and working order. Subject to the provisions of Section 5.04 hereof, Highwoods shall be permitted to enter the Property at any time and from time to time upon reasonable notice in order to satisfy itself that such condition has not materially diminished.

                  (n) Owner and its  corporate  general  partner have full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder; the execution and delivery of this Agreement and the performance by Owner of its obligations hereunder have been duly authorized by such partnership action as may be required (including, without limitation, proper approval by the partners thereof) and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of Owner; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Owner do not and will not violate the agreement of partnership of Owner, and do not and will not conflict with or result in the breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Owner (including the Property) by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Owner is a party or which is or purports to be binding upon Owner or which affects Owner except as may be set forth in the ground leases respecting the Leasehold Interests (the "Ground Leases") and in the various security instruments securing the Promissory Notes; and no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Owner in accordance with its terms;

                  (o) Owner is a general partnership duly organized, validly existing and in good standing under the laws of the State of California. Owner has full power and authority to carry on its business as now conducted and to own or lease and to operate its properties and assets now owned or leased and operated by Owner;

                  (p) The Property is not the subject of any outstanding agreements with any party other than Highwoods pursuant to which any such party may acquire any interest in the Property, except for (i) certain mortgage loans against the Property (which will be discharged and paid in full at Closing or assumed by Highwoods as set forth herein), and (ii) the Leases;

                  (q) Owner is not a  "foreign  person"  within  the  meaning of
         Section 1445 of the Internal Revenue Code of 1986, as amended;

                  (r) As of the  date of this  Agreement  and as of the  Closing
         Date (but nevertheless subject to the findings of any Environmental Assessments obtained pursuant to Highwoods'
         inspection right pursuant to Sections 5.04 and 5.05 above), and except as set forth in those environmental reports delivered or made available to Highwoods prior to the execution hereof, Owner has not received any notice that the Property (for purposes of this Subsection, the use of the term "Property" shall include all leased and vacant space, land surface water, groundwater, and any Improvements) contains any contamination, including, without limitation (i) any "hazardous waste," "underground storage tanks," "petroleum," "regulated substance," or "used oil" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901, et seq.) as amended, or by any regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601, et seq.) as amended, or by any regulations promulgated thereunder (including, but to limited to, asbestos and radon); (iii) any "oil" or other "hazardous substances" as defined by the Oil and Hazardous Substances Control Act of 1976; (iv) any substance the presence of which on, in, or under the Property, is prohibited or regulated by any law similar to those set forth above; and (v) any other substance which by law, regulation, ordinance or guidance (whether published or unpublished) requires special handling in its collection, storage, treatment, or disposal;

                  (s) As of the date of this Agreement and as of the Closing Date (but nevertheless subject to the findings of any Environmental Assessments obtained pursuant to Highwoods' inspection right under Sections 5.04 and 5.05), and except as set forth in those environmental reports delivered or made available to Highwoods prior to the execution hereof, Owner has not received any notice (i) that the Property (for purposes of this Subsection, the use of the term "Property" shall include all leased and vacant space, land surface water, groundwater, and any Improvements), contains any asbestos or any asbestos related products (including, without limitation, the presence of any asbestos in the insulation or other material used comprising any part of the Improvements, except that one or more of the Buildings has contained asbestos which has been either abated or encapsulated according to environmental laws and regulations) except Owner believes that soffits and parapet walls in Buildings 1740, 1750, 1760, 1770, 1780 and 1790 Century Circle contain suspect material which may consist of asbestos; or (ii) that the Property has any underground storage tanks located thereunder; or that it has ever been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in the Resource Conservation Recovery Act. Furthermore, Owner has not received any notice (i) that the Property is the subject of a notice of violation or other written communication from a governmental agency or any other entity or person alleging or suggesting an environmental law violation on the Property or (ii) that Owner or any of Owner's employees, agents, tenants, licensees or invitees have placed or permitted the placement of any hazardous or toxic substances, wastes or material in, on or over the Property in violation of any environmental law. Owner has not received any notice that the Property is subject to any federal, state or local lien (including any "Superfund" lien), proceedings, claim, liability or action, or the threat or likelihood thereof, relating to the clean-up, removal or remediation of any such hazardous substance from the Property and Owner has received no request for information from the United States Environmental Protection Agency, or the appropriate state environmental agency within which the Property is located, or any public, governmental or quasi-governmental agency or authority relating thereto;

                  (t) There are no employees of Owner engaged in the operation and maintenance of the Property to which Highwoods shall, at or after Closing, have any obligation whatsoever because of any action taken or promises made by Owner;

                  (u) Owner has received no notice of any outstanding requirements or recommendations by the fire insurance underwriters or rating boards, or any insurance companies, requiring or recommending any repairs or work to be done with reference to the improvements located on the Property;

                  (v) The only portions of the Land designated as flood plain areas are designated on the Existing Surveys provided to Highwoods;

                  (w) The books and records relating to the Property which have been made or will be made available to Highwoods are materially correct and fairly reflect the operation of the Property and all income received and expenses incurred by Owner in connection therewith;

                  (x) No federal, state or local taxing authority has asserted any tax deficiency, lien, interest or penalty or other assessment against the Property or Owner which has not been paid and there is no pending audit or inquiry from any federal, state or local tax authority relating to the Property or Owner which reasonably may be expected to result in a tax deficiency, lien, interest, penalty or other assessment against the Property, Owner or Highwoods;

                  (y)  The  Property  has  operated  in   accordance   with  all
         applicable laws, ordinances, rules and regulations and Owner has received no notice that all approvals regarding zoning, land use, subdivision, environmental and building and construction laws, ordinances, rules and regulations have not been obtained. Notwithstanding the foregoing, Owner has received notice that in the future environmental laws will require modifications to the air conditioning systems as they relate to the refrigerants currently utilized;

                  (z)      With respect to the Ground Leases:

                           (1) the Ground  Leases are in full force and  effect,
                  have been validly executed by the landlord and tenant thereunder and have not been amended or modified except as set forth in the documents evidencing the Ground Leases (and all amendments thereto) delivered from Owner to Highwoods;

                           (2) the Ground  Leases  will be free and clear of all
                  liens and encumbrances on the date of the Closing contemplated hereby except for any assignment executed to secure the obligations set forth in the Promissory Note(s) and the Permitted Exceptions;

                           (3) Owner has  fulfilled  all of the Lessees'  duties
                  and obligations set forth in the Ground Leases and is not in default thereunder as of the date hereof, nor shall Owner be in default thereunder at Closing.

                  (aa)  Securities Representations.

                           (1) Owner and each of its partners (in the event of a distribution of the Partnership Units by Owner to its Partners) will acquire the Partnership Units and the common stock of the REIT issued pursuant to Section 8.6A of the Partnership Agreement (the "Underlying Shares" or "Shares") for its or his own account and not with a view to or for sale in connection with any public distributions thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), except that, upon exchange of Partnership Units for Underlying Shares, such Underlying Shares may be sold pursuant to the terms of the Registration Rights Agreement.

                           (2) Owner and its partners believe they have sufficient knowledge and experience in financial and business matters to enable them to evaluate the merits and risks of investment in the Partnership Units and the Underlying Shares. Owner and each of its partners have the ability to bear the economic risk of acquiring the Partnership Units and the Underlying Shares.

                           (3) Owner and each of its partners have been furnished with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, and Owner and each of its partners have been furnished with copies of all other materials which they have requested and Owner and its partners have had a full opportunity to ask questions of and receive answers from Highwoods and the REIT or any person or persons acting on behalf of Highwoods or the REIT concerning terms and conditions of the acquisition of the Partnership Units and the Underlying Shares.

                           (4) Owner and each of its partners hereby acknowledge that the Partnership Units and the Underlying Shares are not registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Owner and its partners agree that they will not transfer all or any portion of the Partnership Units or the Underlying Shares unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws. Documents and/or certificates evidencing the Partnership Units and the Underlying Shares may, unless otherwise registered, contain a prominent legend with respect to the restrictions on transfer under the Securities Act and under applicable state securities laws.

                           (5) Owner and each partner thereof is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

                           None of the representations in this subparagraph (aa) shall prevent Owner or its partners from exchanging Partnership Units for Shares or selling Shares pursuant to an effective registration or a valid exemption therefrom, except as may be limited by the Registration Rights Agreement.

         All representations and warranties of Owner contained in this Agreement shall be true, accurate and correct to Owner's actual knowledge as of the date hereof and Owner shall deliver to Highwoods at Closing a certificate certifying that they are still true, accurate and correct to the Owner's actual knowledge as of the date of Closing; provided, if any such representations or warranties are not true, accurate and correct to Owner's actual knowledge as of the date of Closing, Owner shall so state in said certificate and shall disclose the facts or circumstances which have caused such representation or warranty to no longer be true, accurate and correct.

         Except with respect to (and limited by) instances of Owner's fraud related to the procurement of this Agreement, the representations and warranties set forth in this Section 6.02 shall expire on that date which is twelve (12) months after the date of Closing unless (and only to the extent), on or before such date, Highwoods files a claim against Owner for breach of a representation or warranty in a court of competent jurisdiction. In the case of fraud, Highwoods shall have the right to bring a claim within any time allowed by any statute of limitations applicable to such fraud. Any such claim shall be limited to actual damages (including attorneys' fees and expenses and court costs) suffered by Highwoods. Notwithstanding the foregoing, Highwoods shall have no claim against Owner (i) for any representation or warranty which was untrue, inaccurate or incorrect when made by Owner if the facts or circumstances which caused such representation or warranty to be untrue, inaccurate or incorrect were disclosed to Highwoods or were discovered or became known to Highwoods prior to Closing and Highwoods nevertheless closed the acquisition of the
Property  and paid the  Consideration  to Owner;  or (ii)  unless  said  damages suffered by Highwoods because of such untrue, inaccurate or incorrect representation or warranty exceeds One Hundred Thousand and no/100 Dollars ($100,000.00), in which case Highwoods shall be entitled to file a claim for all actual damages suffered by Highwoods including the said $100,000.00 threshold amount.

         6.03. Representations and Warranties of Highwoods. Highwoods hereby represents and warrants to Owner as follows:

                  (a) Highwoods has been duly formed and is validly existing as a North Carolina limited partnership and is duly qualified to do business and is in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted and is duly qualified or in the process of becoming duly qualified in all jurisdictions where the ownership of its property would necessitate such qualification. Highwoods has all partnership power and authority under its partnership agreement and its certificate of limited partnership to enter into this Agreement and to enter into and deliver all of the documents and instruments required to be executed and delivered by Highwoods and to perform its obligations hereunder and thereunder. Highwoods is treated as a partnership as defined in the Internal Revenue Code of 1986, as amended, Code Sections 7701(a)(2) and 761(a).

                  (b)  Highwoods has full power and authority to enter into this
         Agreement and to assume and perform all of its obligations hereunder; the execution and delivery of this Agreement and the performance by Highwoods of its obligations hereunder have been duly authorized by such partnership action as may be required (including, without limitation, proper approval by the partners thereof) and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of Highwoods; the execution and delivery of this Agreement and the consummation of the transactions contem plated hereunder on the part of Highwoods do not and will not violate the agreement of partnership of Highwoods, and do not and will not conflict with or result in the breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Highwoods (including the Property) by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Highwoods is a party or which is or purports to be binding upon Highwoods or which affects Highwoods; and no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Highwoods in accordance with its terms;

                  (c) To the actual knowledge of Highwoods, Highwoods is not (i) in violation of any of its organizational documents; (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it or any of them may be affected; or (iii) in violation in any material respect of any law, ordinance, governmental rules, regulation or court decree to which it or its properties or assets may be subject.

                  (d) To the actual knowledge of Highwoods, there is no existing or threatened legal action or governmental proceedings of any kind involving Highwoods, any of its assets or the operation of any of the foregoing, which if determined adversely to Highwoods or its assets, would have a material adverse effect on the financial condition, business or prospects of Highwoods or its assets or which would interfere with Highwoods' ability to execute or deliver, or perform its obligations under this Agreement or any of the documents required to be executed by it.

                  (e) Highwoods has no actual knowledge of any existing violation of any federal, state, county or municipal law, ordinance, order, code, regulation or requirements affecting Highwoods or any of its assets that would have a material adverse effect on the financial condition, business or prospects of Highwoods or any of its assets.

                  (f) The Partnership Agreement attached hereto as Exhibit G is a true, complete and correct copy of the limited partnership agreement of Highwoods, as amended. The

         Partnership Agreement is in full force and effect and has not been further amended, modified or terminated.

                  (g) Assuming the accuracy of Owner's representations and warranties in paragraph 6.02(aa) hereof, to the best of Highwoods' knowledge neither the Partnership Units nor the Underlying Shares are required to be registered under any federal or state securities law, rule or regulation, but must be registered to be freely tradeable.

                  (h) To the actual knowledge of Highwoods, neither this Agreement nor any schedule hereto, nor any report, certificate or instrument furnished to Owner in connection with the transactions contemplated by this Agreement, when read or interpreted together or in conjunction with other materials and information, both written and oral, provided to Owner by Highwoods, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.
         Highwoods knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of Highwoods or its assets or the REIT or its assets.

                  (i) Highwoods is, and at all times prior to the Closing date will be, solvent. As used herein, "solvent" means that Highwoods (i) does not have debts greater than the fair market value of its assets;
         (ii) is paying and anticipates that it will continue to pay its debts as they mature and become due; and (iii) has sufficient capital to operate its businesses as they are operated on the date of this Agreement.

                  (j) Highwoods carries, or is covered by, and will maintain, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and assets and as is customary for companies engaged in similar businesses in similar markets, including, without limitation, "all risks" casualty insurance, flood insurance (when necessary), general commercial liability insurance and business interruption insurance. Highwoods has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such properties and assets and operations.

                  (k) As of the date hereof and on the date of Closing, the Partnership Agreement of Highwoods does not and on the date of Closing will not, authorize the issuance of any limited partnership interest therein which provide any limited partner of Highwoods with rights (as a partner) which are dissimilar in any respect to the rights (as a partner) which will be afforded by the Units to Owner upon their issuance.

                  (l) As of the date hereof, the Original Limited Partners of Highwoods (as defined in the Partnership Agreement) own less than 5%of all of the issued and outstanding Partnership Units of Highwoods.


SHMM:
                                                        21

         Except with respect to (and limited by) instances of the Highwoods' fraud related to the procurement of this Agreement, the representations and warranties set forth in this Section 6.03 shall expire on that date which is twelve (12) months after the date of Closing unless (and only to the extent) on or before such date, Owner files a claim against the Highwoods for breach of a representation or warranty in a court of competent jurisdiction. In the case of fraud, Owner shall have the right to bring a claim within any time allowed by any statute of limitations applicable to such fraud. Any such claim shall be limited to actual damages (including attorneys' fees and expenses and court costs) suffered by Owner. Notwithstanding the foregoing, Owner shall have no claim against Highwoods (i) for any representation or warranty which was untrue, inaccurate or incorrect when made by Highwoods if the facts or circumstances which caused such representation or warranty to be untrue, inaccurate or incorrect were disclosed to Owner or were discovered or became known to Owner prior to Closing and Owner nevertheless closed the transaction contemplated hereby; or (ii) unless said damages suffered by Owner because of such untrue, inaccurate or incorrect representation or warranty exceeds One Hundred Thousand and no/100 Dollars ($100,000.00), in which case Owner shall be entitled to file a claim for all actual damages suffered by Owner including the said $100,000.00 threshold amount.

         6.04. Representations and Warranties of the REIT. The REIT hereby represents and warrants to Owner as follows:

                  (a) The REIT has been duly formed and is validly existing as a Maryland corporation and has elected under the Code to be treated as a real estate investment trust, and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted and is duly qualified or in the process of becoming duly qualified in all jurisdictions in which its properties or Highwoods' properties are located. The REIT has all power and authority under its organizational documents to enter into this Agreement and the documents required to be executed by it.

                  (b) The execution and delivery of this Agreement and the documents executed by it, and the performance of its obligations under this Agreement and the documents executed by it, have been duly authorized by all requisite action, and this Agreement has been, and the documents required to be executed by it will on the date of Closing have been, duly executed and delivered by the REIT, including the Registration Rights Agreement. To the actual knowledge of the REIT, and except for the requirement of the approval of the New York Stock Exchange of the Subsequent Listing Application as set forth in Section
         5.06 above, none of the foregoing requires any action by or in respect of, or filing with, any governmental body, agency or official or contravenes or constitutes a default under any provision of applicable law or regulation, any organizational document of the REIT or any agreement, judgment, injunction, order, decree or other instrument binding upon the REIT. This Agreement does and will, and the documents required to be executed by it will, constitute the valid and binding obligations of the REIT enforceable in accordance with their respective terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally.

                  (c) To the actual knowledge of the REIT, the REIT is not (i) in violation if its charter or by-laws; (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it or any of them may be affected; or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject. To its actual knowledge, the REIT has not failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of any of its assets or to the conduct of its businesses.

                  (d) To the actual knowledge of the REIT, there is no existing or threatened legal action or governmental proceedings of any kind involving the REIT, any of its assets or the operation of any of the foregoing, which, if determined adversely to the REIT or its assets, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the REIT or its assets or which would interfere with the REIT's ability to execute or deliver, or perform its obligations under this Agreement or any of the documents required to be executed by it.

                  (e) As of the date of this Agreement, the authorized capitalization of the REIT consists of 100,000,000 shares of common stock (the "Common Shares"), of which 35,258,143 Common Shares are issued and outstanding as of the date hereof and of which 4,254,528 Common Shares are reserved for exchange for issued and outstanding Partnership Units in Highwoods and 10,000,000 shares of preferred stock which are authorized, but none of which have been issued. All of the outstanding Common Shares have been duly authorized and validly issued, are fully paid, nonassessable and free of any preemptive or similar rights and were issued in accordance with the Securities Act.

                  (f) The REIT is in compliance with the listing rules promulgated by the New York Stock Exchange provided, however, the Subsequent Listing Application must be approved by the New York Stock Exchange.

                  (g) The REIT's Registration Statement filed in connection with its $200,000,000.00 debt offering dated November 15, 1996, (the "November Registration Statement), its Prospectus dated December 5, 1996, utilized in connection with a private placement of 2,250,000 of its Common Stock (the "December Prospectus"), and its most recently filed Form 10-Q for the period ended September 30, 1996, and Form-K filed by the REIT with the Securities and Exchange Commission (the "Commission") (when required to be filed) under the Securities Act of 1933 (the "Securities Act") or the Securities and Exchange Act of 1934 (the "Exchange Act") when they became effective or were filed with the Commission (as applicable), as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents (as amended through the date hereof) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in any registration statement filed with respect to the Common Shares or the Underlying Shares, when such documents become effective or are filed with the Commission, as the case maybe, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since the dates of the November Registration Statement and the December Prospectus (i) except as set forth on Exhibit W, there has been no material adverse change in or affecting, or any event which, with the passing of time or the giving of notice, would affect, the financial condition, results of operation or business of the REIT, whether or not arising in the ordinary course of business; (ii) there has been no material casualty loss or material condemnation or other material adverse event with respect to any of the properties or assets of the REIT; (iii) there has been no material change in the capital stock of the REIT. There are certain acquisition transactions pending between Highwoods and unaffiliated third parties under contracts now being negotiated. The REIT has advised Owner in writing of the same and the existence thereof at the date of Closing (or the prior closing of any such transaction) shall not constitute a breach of warranty or representation by the REIT or Highwoods.

                  (h) The REIT has not received written notice of any existing violation of any federal, state, county or municipal law, ordinance, order, code, regulation or requirement affecting the REIT or any of its assets that would have a material adverse effect on the financial condition, business or prospects of the REIT or any of its assets.

                  (i) To the best of the REIT's knowledge, the REIT is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the REIT would have any liability. The REIT has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
         (ii) Sections 412 or 4971 of the Code. Each "pension plan" for which the REIT would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss or such qualification. None of the assets of the REIT constitute, nor will such assets, as of the date of Closing constitute, "plan assets" under ERISA.

                  (j) The REIT has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the REIT which has had (nor does the

         REIT have any knowledge of any tax deficiency which, if determined adversely to the REIT might have) a material adverse effect on the consolidated financial position, stockholders' equity, results or operations, business or prospects of the REIT. The REIT has paid all property taxes and other assessments, including betterment assessments, assessed against its real properties to the extent such taxes and assessments were due and payable prior to the date hereof.

                  (k) The REIT is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  (l) The REIT is organized and operates and will continue to operate, in a manner so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Code. The REIT will elect, and continue to elect, to be taxed as a "real estate investment trust" under the Code.

                  (m) Assuming the accuracy of Owner's representations and warranties in paragraph 6.02(aa) hereof, to the best of the REIT's knowledge, neither the Partnership Units nor the Underlying Shares are required to be registered or qualified under any federal or state securities law, rule or regulation at this time.

                  (n) The REIT is, and at all times prior to the Closing will be, solvent. As used herein, "solvent" means that the REIT (i) does not have debts greater than the fair market value of its assets; (ii) is paying and anticipates that it will continue to pay its debts as they mature and become due; and (iii) has sufficient capital to operate its businesses as they are operated on the date of this Agreement.

                  (o) To the actual knowledge of the REIT, neither this Agreement nor any exhibit hereto, nor any report, certificate or instrument furnished to Owner in connection with the transaction contemplated by this Agreement, when read or interpreted together and in conjunction with other materials and information, both written or oral, provided to Owner by the REIT, contain any materials and information, either written and oral, which contain any material misstatement of facts or omits to state a material fact necessary to make the statements contained herein or therein not misleading. The REIT knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of Highwoods or its assets and the REIT or its assets which has not been disclosed by the REIT to Owner.

                  (p) The REIT is eligible to utilize Form S-3 promulgated by the Commission for purposes of registering the Shares.

                  (q) The REIT does not own any real property.

         Except with respect to (and limited by) instances of the REIT's fraud related to the procurement of this Agreement, the representations and warranties set forth in this Section 6.04 shall expire on that date which is twelve (12) months after the Date of Closing unless (and only to the extent) on or before such date, Owner files a claim against the REIT for breach of a representation or warranty in a court of competent jurisdiction. In the case of fraud, Owner shall have the right to bring a claim within any time allowed by any statute of limitations applicable to such fraud. Any such claim shall be limited to actual damages (including attorneys' fees and expenses and court costs) suffered by Owner. Notwithstanding the foregoing, Owner shall have no claim against the REIT
(i) for any representation or warranty which was untrue, inaccurate or incorrect when made by the REIT if the facts or circumstances which caused such representation or warranty to be untrue, inaccurate or incorrect were disclosed to Owner or were discovered or became known to Owner prior to Closing and Owner nevertheless closed the transaction contemplated hereby; or (ii) unless said damages suffered by Owner because of such untrue, inaccurate or incorrect representation or warranty exceeds One Hundred Thousand and no/100 Dollars ($100,000.00), in which case Owner shall be entitled to file a claim for all actual damages suffered by Owner including the said $100,000.00 threshold amount.

         7. Due Diligence Period. Highwoods shall have the right for a period of forty (40) days from the date of execution hereof by all parties hereto (but only up to the Closing) (the "Inspection Period") to inspect the Property including, without limitation, the physical condition of such Property, financial records and Leases to determine if it desires to accept a contribution of the Property from Owner as herein set forth. If Highwoods determines for any reason that it does not desire to accept a contribution of the Property, it must give notice of this fact to Owner on or before the end of the Inspection Period, and upon the giving of such notice, this Agreement shall terminate and be of no further force or effect except as otherwise provided herein. If Highwoods does not give such notice, then the Closing shall take place at the time and place set forth in this Agreement. During the Inspection Period, Highwoods shall have the right of access to the Property and Owner's financial records and other records and documents related thereto as set forth in Sections 5.03 and 5.04, and agrees to indemnify Owner for loss to Owner arising out of such access as set forth in Section 5.04. All physical inspections and entry onto the Property shall be subject to the rights of tenants in possession or occupying portions of the Property under the Leases. During the Inspection Period, Highwoods shall have the right to interview tenants under the Leases concerning their tenancies with a representative of Owner present in accordance with Section 5.04 hereof. In the event Highwoods terminates the Agreement in accordance with this Section 7, Highwoods shall provide Owner with full copies of all surveys, reports, studies and the like obtained by Highwoods in connection with its due diligence investigations.

         8. Conditions Precedent to Highwoods' and Owner's Obligations at
Closing.

         8.01. The obligations of Highwoods to accept the contribution of the Property from Owner and meet its other obligations hereunder shall be subject to the following conditions precedent, any of which may be waived by Highwoods in writing at the Closing:

                  (a) All of the representations and warranties of Owner made herein shall be true and correct in all material respects as of the Closing, subject to modifications permitted hereunder.

                  (b) Owner's obligations with respect to the Property as set forth herein shall have been performed in all material respects.

                  (c) The Property must be in the same condition as of the date of this Agreement, subject to ordinary war and tear and to the specific provisions set forth herein related to condemnation, casualty or otherwise.

         (d) Owner shall have delivered to Highwoods tenant estoppel certificates in the form attached hereto as Exhibit L dated not earlier than December 1, 1996, from the ten (10) largest tenants of the Buildings other than agencies of the U. S. government, and will make all reasonable efforts to obtain tenant estoppel certificates from all other tenants of the Buildings, with the intent of delivering tenant estoppel certificates from tenants occupying eighty-percent (80%) of the net rentable square feet of the Buildings. To the extent Owner has not delivered tenant estoppel certificates by Closing from tenants occupying 80% of the net rentable space of the Buildings (exclusive of tenants who are agencies of the United States government), Owner will execute a sufficient number of certificates (certifying the same matters set forth in the tenant estoppel certificates submitted to tenants which were not received) related to tenants leasing that number of net rentable square feet in the Buildings, which when added to the net rentable square feet in the Buildings leased by tenants whose tenant estoppel certificates have been received, will equal 80% or more of the net rentable square feet in the Buildings (exclusive of tenants who are agencies of the United States government). Owner will agree to indemnify Highwoods from loss or damage incurred by Highwoods resulting from the inaccuracy of any matter contained in such Owner certificates. Notwithstanding the representations and warranties of Owner to its actual knowledge related to the Leases as set forth in 6.02(a) above, Owner's estoppel certificates shall not be limited to Owner's actual knowledge, but rather shall contain unconditional representations; provided, however, Owner's liability with respect thereto shall be limited to a maximum of $3,000,000.00. In the event Owner provides Owner's estoppel certificates pursuant to the terms hereof, Owner may, after the Closing, substitute tenant estoppel certificates therefor, and thereafter, Owner shall be relieved from any liability to Highwoods with respect to any Owner's estoppel certificate substituted by a tenant estoppel certificate. Owner will agree to submit to the jurisdiction of the courts of the State of North Carolina in the event Highwoods is required to bring an action for damages related to this indemnity arising out of the inaccuracy of the information contained in the certificates executed by Owner. Owner agrees to send estoppel certificates to all tenants of the Property and request that the same be completed and returned to Owner for delivery to Highwoods. If Highwoods has not received estoppel certificates in accordance with the foregoing on or before Closing, then Highwoods may terminate this Agreement.

                  (e)      INTENTIONALLY OMITTED.

                  (f) No tenant of 5% or more of the leasable space in the Buildings shall have become a debtor in a proceeding under Title 11 of the United States Bankruptcy Code or, the subject of any other insolvency proceeding, including state receivership proceedings or a proceeding for the assignment for the benefit of creditors under any state law.

                  (g) Consent to the assignment of the Leasehold Interest must have been obtained from the lessor(s) under the Ground Leases creating the Leasehold Interest, which consent must be substantially in the form set forth on Exhibit N-2, subject to Highwoods' compliance with any requirements for such assignment and consent as set forth in such Ground Leases.

                  (h) In the event Highwoods assumes the obligations set forth in any of the Promissory Note(s), then in such event the holder of such Promissory Note(s) must have consented to the assumption thereof by Highwoods and must have executed a mortgagee estoppel certificate in the form hereto as Exhibit F-2, subject to Highwoods' compliance with any requirements for such consent contained in any document executed in connection with the loan evidenced by the Promissory Note(s).

                  (i) From the date of the execution of this Agreement until Closing no event described in Section 9.09 shall have occurred.

                  (j) The New York Stock Exchange must have approved the Subsequent Listing Application.

                  In the event any of the aforesaid conditions precedent are not fulfilled, Highwoods may only (i) terminate its obligations hereunder (other than those obligations which survive termination), (ii) waive any such failure and close in accordance with the terms hereof, or
         (iii) (except for matters that are not in Owner's "actual knowledge" on the date hereof, but which Owner acquires actual knowledge after the date hereof and prior to Closing) require Owner to perform its obligations as elsewhere set forth herein and as limited by other provisions of this Agreement.

         8.02. The obligations of Owner to contribute the Property to Highwoods and meet its other obligations hereunder shall be subject to the following conditions precedent, any of which may be waived by Owner in writing at the
Closing:

                  (a) All of the representations and warranties of Highwoods made herein shall be true and correct in all material respects as of the Closing.

                  (b) Highwoods' obligations with respect to the Property as set forth herein shall have been performed in all material respects.

                  (c) Consent to the assignment of the Leasehold Interest must have been obtained from the lessor(s) under the Ground Leases creating the Leasehold Interest, which consent must be substantially in the form set forth on Exhibit N-2.

                  (d) In the event Highwoods assumes the obligations set forth in any of the Promissory Note(s), then in such event the holder of such Promissory Note(s) must have consented to the assumption thereof by Highwoods, released Owner from the obligation set forth thereunder and must have executed a mortgagee estoppel certificate in the form hereto as Exhibit F-2.

                  (e) From the date of the execution of this Agreement until Closing there shall have been no material adverse change in the financial condition of Highwoods as set forth in those document(s) described on Exhibit Y attached hereto and incorporated herein by reference.

                  (f) The New York Stock Exchange must have approved the Subsequent Listing Application.

                  In the event any of the aforesaid conditions precedent are not fulfilled, Owner may only (i) terminate its obligations hereunder (other than those obligations which survive termination), (ii) waive any such failure and close in accordance with the terms hereof, or
         (iii) (except for matters related to the representations and warranties of the REIT and Highwoods which are limited to the REIT's and Highwoods' "actual knowledge" on the date hereof, but which Highwoods or the REIT acquire actual knowledge after the date hereof and prior to Closing) require Highwoods and the REIT to perform their obligations as elsewhere set forth herein and as limited by other provisions of this Agreement.

         9.       Maintenance and Operation of the Property.

         9.01. From and after the date of this Agreement through the Closing with respect to the Property, Owner shall operate the Property in substantially the same condition and manner in which it is now maintained and operated, normal wear and tear and damage or destruction by casualty and condemnation excepted and except as otherwise provided herein.

         9.02. From and after the date of this Agreement and through the day of Closing, with respect to the Property, Owner shall maintain on the Property such insurance as is now in effect.

         9.03. Highwoods acknowledges that Owner shall have the right, from and after the date of this Agreement through the Closing, to remove or replace items of Personal Property from time to time in the normal course of business. Highwoods agrees that Owner may remove items of Personal Property from the Property if such items are obsolete or replaced by Personal Property of equal or greater utility or value. Any such Personal Property removed shall cease to constitute Personal Property for all purposes under this Agreement. Any Personal Property replaced pursuant to this subparagraph 9.03 shall, to the extent not thereafter removed, constitute Personal Property for all purposes under this Agreement.

         9.04. Except for those prospective new leases, and prospective Lease amendments identified in Exhibit I attached hereto (the "New Leases"), which Owner shall have the right to enter into on substantially the same terms set forth on Exhibit I, prior to Closing, without the consent of Highwoods, Owner shall not enter into any new lease with respect to the Buildings or any part thereof, or the Property or any part thereof, nor shall Owner hereafter enter into any amendment, modification or cancellation of any of the Leases, nor give any rent concessions, or give any considerations other than possession to any tenant without the prior written consent of Highwoods, provided, after Owner notifies Highwoods of any other prospective new lease not identified on Exhibit I or of any such proposed amendment, modification or cancellations of any of the Leases, if Highwoods does not respond to Owner within ten (10) business days after receipt of written notice from Owner, Highwoods will be deemed to have accepted any such other prospective new lease or such Lease amendment, modification, cancellation or prospective Lease and Highwoods shall be responsible for third party leasing commissions tenant improvements and concessions with respect thereto to the extent such are consistent with Owner's past practices related to the Property. Such Leases will be in the form set forth on Exhibit J attached hereto and incorporated herein by reference. For the purposes of this Agreement, all leases, lease modifications and amendments to or cancellations of Leases entered into pursuant to this Section 9.04 shall be deemed included in the terms "Leases" and "Permitted Exceptions."

         9.05. Highwoods acknowledges that Owner shall have the right, from and after the date of this Agreement through the Closing with respect to the Property, in the ordinary course of business, to enter into agreements pertaining to the operation of the Property. All such agreements entered into after the date hereof shall either be (i) approved in writing by Highwoods ("Approved New Agreements") and shall be thereupon be deemed to be disclosed on Exhibit E; or (ii) terminable without penalty on no more than thirty (30) days' notice ("Terminable New Agreements").

         9.06. Owner shall promptly deliver to Highwoods written notice of any casualty or condemnation involving the Property. If, prior to the Closing, all or any part of a Building is damaged or destroyed by casualty or is taken by condemnation, eminent domain or agreement in lieu thereof, such that (i) twenty percent (20%) or more of the floor area of any Building or the parking area on the Property is damaged or destroyed by such casualty (a "Major Casualty"); or
(ii) in the event of a taking, such taking is of twenty percent (20%) or more of the floor area of any Building or of the parking area on the Property, or such taking renders the Property unfit for use as an office facility (a "Major Taking"), then either Highwoods or Owner may elect to terminate this Agreement.

If any part of the Property is damaged, destroyed or taken by a casualty, condemnation proceeding, eminent domain proceeding or agreement in lieu thereof that does not constitute a Major Casualty or a Major Taking, or in the event of a Major Casualty or Major Taking, neither party elects to terminate this Agreement, then the Closing shall take place as set forth herein with Highwoods to receive all insurance or condemnation proceeds and without reduction of the Consideration.

         9.07. Prior to the Closing Owner shall keep all debt service payments due on the Promissory Notes current, including the making of the January 1997 payments due thereon.

         9.08. Owner, prior to taking any enforcement action under any of the Leases because of a default of a tenant thereunder other than as set forth on
Exhibit I-4, shall obtain the consent of Highwoods, which consent will not be unreasonably withheld or delayed, provided, if Highwoods does not respond to Owner within five (5) business days after receipt of written notice from Owner of its intent to take such enforcement action, Owner may take such action without Highwoods' actual consent.

         9.09. In the event that Owner has knowledge after the execution of this Agreement, but prior to Closing, that due to a change in circumstances in the operation of the Property, the gross rental income payable under the Leases will decrease by 3% or more for the year 1997 from the gross rental income paid under the Leases for the year 1996, or that the cost of operating the Property during the calendar year 1997 will increase by 3% or more from the cost of operating the Property during 1996 Owner shall affirmatively disclose these facts to Highwoods. In addition to the above, if prior to Closing, any tenant under a Lease for 5% or more of the leasable space in the Buildings shall become a debtor in a proceeding under Title 11 of the United States Code, or the subject of any other insolvency proceeding, including state receivership proceedings or a proceeding for the assignment for the benefit of creditors under State law, and Owner has knowledge of such fact, then in such event, Owner shall disclose such fact to Highwoods.

         10. Closing Date. The parties have targeted January 9, 1997, as the date on which they hope to close this transaction. However, the Closing shall take place no later than the earlier of January 31, 1997, or five (5) business days after Highwoods gives notice to Owner of the date on which it desires to close this transaction; provided, the Closing will not occur until the Subsequent Listing Application is approved by the Exchange. The Closing shall occur at 10:00 a.m. in the offices of Owner in Atlanta, Georgia, unless another time, place and date is designated by Highwoods. If Highwoods intends to prepay any of the Promissory Notes in full and if Highwoods elects to close this transaction on a date which would not allow for proper notice to the Lenders of Highwoods' intention to prepay in full any of the Promissory Notes, Highwoods shall give notice to the appropriate Lender(s) of its intention to prepay the Note(s) in full within five (5) business days after the Closing and will make any prepayment associated therewith within five (5) business days after the end of the appropriate notice period. Highwoods shall make all payments due after the January 1997 payment until such Promissory Notes are paid in full, and in connection therewith, Highwoods shall indemnify, defend and hold Owner harmless from and against any and all liability damages, claims, causes of action, costs and expenses (including reasonable counsel fees and expenses of Owner) arising out of or with respect to the failure of Highwoods to pay all sums due on the Promissory Note(s) (including any prepayment penalties) from and after the making of the January 1997 payments due thereon (which shall be made by Owner), or perform any other obligations arising after the Closing under any loan document related thereto.

         11.      Documents Required to be Delivered at Closing:

         11.01. Documents Required to be Delivered by Owner at Closing. At Closing, Owner shall deliver to Highwoods the following:

                  (a) An executed amendment to the Partnership Agreement in a form mutually satisfactory to the parties, evidencing the admission of Owner as a limited partner(s) in Highwoods, the number of Partnership Units which are delivered to Owner pursuant to 4.02(b) after all adjustments are made to the amount of Consideration to be delivered and containing Owner's agreement to be bound by all of the terms and conditions of the Partnership Agreement thereof (the "Amendment");

                  (b)      Registration Rights Agreement;

                  (c) A limited warranty deed and quitclaim deed (if necessary as set forth in Section 5.01) in the form reasonably acceptable to Highwoods conveying title to the Fee Parcels (free and clear of all liens, encumbrances, easements and restrictions, except the Permitted Exceptions);

                  (d) A bill of sale transferring all the Personal Property subject to this Agreement which bill of sale will be in the form attached hereto as Exhibit M;

                  (e) A affidavit in the form of Exhibit M-1, attached hereto;

                  (f) An assignment of all tenant security deposits held by Owner under the terms of the Leases and transfer of such deposit amounts to Highwoods, or in lieu thereof, an adjustment shall be made in the amount of Consideration due Owner (it shall be reduced) and Owner shall keep such deposits;

                  (g) With respect to the Leases and the Ground Lease(s) creating the Leasehold Interests:

                           (1) An Assignment of the Leases in the form set forth on Exhibit N;

                           (2) An Assignment of the Ground Leases in the form set forth on Exhibit N-1; and,

                           (3) A Consent to the Assignment of Ground Leases in the form set forth on Exhibit N-2, for each Leasehold Interest.

                  (h) The original Leases set forth on Exhibit D, and all keys, licenses and permits related to the Property and all tenant files and such other books and records in Owner's possession as shall be necessary for Highwoods to own and operate the Property commencing on the date of Closing;

                  (i) A letter from Owner to tenants of the Property advising them of the transfer of the Property to Highwoods and that all future payments under the Leases are to be paid to Highwoods;

                  (j) A certificate of Owner as to the warranties and representations referred to in Section 6.02 (as the same may be modified or qualified in accordance with said Section 6.02) hereof being true and correct to Owner's actual knowledge as of the Closing Date;

                  (k) An updated Rent Roll of the Property certified by Owner to be true and correct to Owner's actual knowledge;

                  (l)  An  affidavit  as to  "foreign  persons"  referred  to in
         Section 6.02(q) hereof;

                  (m) An assignment of all architectural and engineering plans in possession of Owner relating to the Buildings or the Property together with mylars or copies thereof in possession of Owner as Highwoods may require;

                  (n) A blanket assignment and transfer of any and all Owner's miscellaneous interests and all warranties and guarantees from contractors, subcontractors, suppliers, manufacturers or distributors relating to the Property, if any, and all of Owner's right, title, interest and benefits in, to and under all licenses, permits, and similar documents or authorizations pertaining to the ownership and operation of the Property, if any, including the trade name of the Property, in the form attached hereto as Exhibit O;

                  (o) Original copies of the certificate or certificates of occupancy for the Property, if in Owner's possession;

                  (p) Duly executed originals of the tenant and/or Owner estoppel certificates referenced in Section 8.01(d);

                  (q) The opinion of counsel for Owner in the form of Exhibit P attached hereto;

                  (r) Originals or certified copies of all Service Contracts;

                  (s) The original of the letters from Lenders setting forth the outstanding balance of the Promissory Notes together with the amount of interest accrued thereon as of the date of Closing;

                  (t) A certified copy of all appropriate partnership resolutions (and corporate resolutions of the corporate general partner of Owner) authorizing the execution, delivery and performance by such Owner of this Agreement;

                  (u) A settlement statement setting forth the total amount of Consideration to be delivered to Owner hereunder, the unpaid balances of the Promissory Notes at Closing, the prorated items and other adjustments required to be made to the Consideration hereunder and the number of Partnership Units to be delivered to Owner in connection with the Closing;

                  (v) Upon delivery of the Existing Surveys delivered to Highwoods pursuant to Section 5.01 hereof, if the Title Company will issue the Title Commitment and the final title policy to be issued in connection therewith without exception to matters which would be shown by a current survey, then Owner shall deliver to Highwoods at Closing an affidavit in the form attached hereto as Exhibit V.

                  (w) An Assignment and Assumption of Service Contracts concerning those Service Contracts which Highwoods does not disapprove of during the Inspection Period pursuant to Section 13.01 below, in the form of Exhibit O-1 attached hereto.

                  (x) Evidence reasonably satisfactory to Highwoods' counsel that Owner (i) is organized and validly existing according to the laws of the state in which it is organized and (ii) has the full right and authority to enter into this Agreement and perform its obligations hereunder and under the documents to be executed by them in accordance with the terms of this Agreement.

                  (y) Such other  documents and instruments as may be reasonably
         necessary  to  consummate  the   transactions   contemplated   by  this
         Agreement.

         11.02. Documents Required to be Delivered by Highwoods and the REIT at Closing. Highwoods and/or the REIT, as appropriate, shall deliver to Owner at the Closing, the following:

                  (a) Evidence reasonably satisfactory to Owner's counsel that Highwoods and the REIT (i) are organized and validly existing according to the respective laws of the states in which they are organized and
         (ii) have the full right and authority to enter into this Agreement and perform their obligations hereunder and under the documents to be executed by them in accordance with the terms of this Agreement.

                  (b) An opinion of counsel to Highwoods and the REIT in form and content reasonably acceptable to Owner in the form of Exhibit Q attached hereto.

                  (c) The Amendment.

                  (d) The Registration Rights Agreement.

                  (e) INTENTIONALLY OMITTED.

                  (f) A copy of the Partnership Agreement, duly certified by the REIT as true, complete and correct and a certified copy of the certificate of limited partnership in Highwoods.

                  (g) A certification by Highwoods and the REIT that all representations and warranties made by them herein remain true and correct in all material respects on the date of Closing, duly executed by Highwoods and the REIT, or a statement as to any changes which have occurred.

                  (h) A settlement statement as described in Section 11.01(u) above.

                  (i) An Assumption of Commissions Agreement in the form of Exhibit S-1 attached hereto in furtherance of Highwoods' obligations under Section 12.05 hereof.

                  (j) An Assumption of Tenant Improvement Work Agreement in the form of Exhibit U attached hereto in furtherance of Highwoods' obligations under Section 12.06 hereof.

                  (k) An Assignment and Assumption of Service Contracts in the form of Exhibit O-1.

                  (l) With respect to the Promissory Notes that Highwoods elects to assume rather than pay in full at or after Closing, Assumption Agreement(s) between the Lenders and Highwoods wherein Highwoods agrees to assume all of Owner's obligations under the Promissory Notes and other documents related thereto and the Lenders agree to release Owner from its obligations under the Promissory Notes and other documents related thereto in the form of Exhibit F-2 or otherwise as reasonably acceptable to Owner.

                  (m) An Assignment of the Leases in the form set forth on Exhibit N an Assignment of Ground Leases in the form set forth on Exhibit N-1 for each Leasehold Interest and a Consent to Assignment of Ground Lease in the form on Exhibit N-2 for each Leasehold Interest.

                  (n) Such other  documents and instruments as may be reasonably
         necessary  to  consummate  the  transactions   with  Owner  under  this
         Agreement and in form reasonably acceptable to Owner.

         12. Closing Adjustments. Unless otherwise specified in this Agreement, all income, expenses and costs related to the Property shall be prorated as of 12:01 a.m. Atlanta, Georgia, time on the date of the Closing as follows, with any credits or debits to Owner as the result of such adjustments being added to or subtracted from the amount of Consideration due Owner under Section 4.02(b) or adjusted with the payment of cash, as provided below:

         12.01. Taxes. Ad valorem property taxes due or to be levied against the Property (the "Taxes") for the year of Closing shall be prorated with Owner being responsible for all such Taxes from January 1st of the year of Closing through the last day prior to the day of Closing. Highwoods shall be responsible for paying the balance of the remaining Taxes due or to be levied against the Property for the year of Closing. Owner shall be responsible for paying any unpaid Taxes for any year prior to Closing. The proration of Taxes shall be made in cash. In the event the Taxes are not determinable at the time of Closing, the Taxes shall be prorated on the basis of the best available information (the "Estimated Taxes"). In the event any of the Taxes are delinquent at the time of Closing, the same shall be paid at Closing. If the Taxes are not paid at Closing, Owner shall deliver to Highwoods the bills for the Taxes promptly upon receipt thereof and Highwoods shall thereupon be responsible for the payment in full of the Taxes within the time fixed for payment thereof and before the same shall become delinquent. Notwithstanding the foregoing, in the event actual Taxes for the year of Closing exceed the Estimated Taxes for the year of Closing (the "Tax Excess") or Estimated Taxes for the year of Closing exceed the actual Taxes for year of Closing (the "Tax Refund"), Owners and Highwoods shall prorate and pay such Tax Excess or such Tax Refund as follows:

                  (a) Owner shall be responsible for a portion of the Tax Excess or shall receive credit for the Tax Refund prorated from January 1st of the year of Closing through the Closing Date based upon a 365 day calendar year. If the year of Closing is 1996, the amount of the Tax Excess on the Tax Refund shall be determined at Closing. If the year of Closing is 1997, the amount of the Tax Excess of the Tax Refund shall be determined when the 1997 tax bills are received by Highwoods, and Highwoods shall notify Owner within thirty (30) days thereof of the calculation of the amount due to Highwoods from Owner in the case of a Tax Excess or the amount due to Owner from Highwoods in the case of a Tax Refund. Owner shall have thirty (30) days from Owner's receipt of such notification to pay its portion of the Tax Excess to Highwoods and Highwoods shall have thirty (30) days from Highwoods's receipt of the 1997 tax bills to pay Owner its portion of the Tax Refund.

                  (b) Highwoods shall be responsible for a portion of the Tax Excess or shall receive credit on the Tax Refund prorated from the Closing Date through December 31st of the year of Closing based upon a 365 day calendar year. Highwoods shall assume responsibility for payment of all actual taxes for the year of Closing (unless already paid by Owner), and shall notify Owner of any Tax Excess or Tax Refund pursuant to the terms of Section 12.01(a) hereof;

         12.02. Utilities. All utility charges and reimbursement for utility charges for the Property (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) (to the extent not paid or payable by tenants under Leases) shall be prorated in cash. Transfer fees required with respect to any such utility shall be paid by or charged to Highwoods, and Owner shall receive a credit to the amount of Consideration to be delivered pursuant to Section 4.02(b) hereof.

         12.03. Rents. All paid rents, or unpaid rents not currently due, together with any other sums paid by tenants (other than security deposits), under the Leases, shall be prorated in cash. In the event that, at the time of Closing, there are any past due or delinquent rents owing by any tenants of the Property, Highwoods shall have the exclusive right to collect such past due or delinquent rents and shall remit to Owner in cash to the extent, and only to the extent, that the aggregate rents received by Highwoods from each such tenant owing past due or delinquent rents exceed the sum of (A) the aggregate rents and other sums payable by such tenant for periods from and after the Closing Date to the date of receipt, and (B) any reasonable and necessary amounts expended by Highwoods to collect such past due or delinquent rents. Highwoods shall have no obligation to collect or enforce collection of any such past due or delinquent rents from or against any tenant; provided, however, that if Highwoods has not collected and remitted past due or delinquent rents within one hundred twenty
(120) days after Closing, or initiated litigation within such 120 day period which is diligently pursued to completion, Owner shall be entitled to pursue the same, and to retain all amounts which it is able to collect in connection therewith. In the event that, after Closing, Owner receives any payments of rent or other sums due from tenants under Leases that relate to periods from and after Closing, Owner shall promptly forward to Highwoods' its portion of such payments. It is agreed by Highwoods that the sums to be paid by tenants referred to in this Section 12.03 shall include all property operation costs "pass throughs" for the year 1996 not paid on a monthly basis but rather at the end of a calendar year after being invoiced therefor. These sums shall be paid to Owner in cash when paid by tenants. Highwoods shall use reasonable effort to invoice tenants for "pass throughs" as promptly as is practicable after Closing. If Highwoods has not collected and remitted such "pass throughs" within one hundred twenty (120) days after the Closing, or initiated litigation within such one hundred twenty (120) day period which is diligently pursued to completion, Owner shall be entitled to pursue the same and to retain all amounts which it is able to collect in connection therewith.

                  Additionally, all paid rents, or unpaid rents due under the Ground Leases shall be prorated in cash.

         12.04. Estimated Reimbursable Income. Notwithstanding anything to the contrary contained herein, in the event estimated reimbursable income received from tenants for taxes, insurance or common area maintenance expenses (collectively the "Reimbursable TIC") for the year of Closing exceeds the actual Reimbursable TIC for the year of Closing (the "TIC Excess") or the actual Reimbursable TIC for the year of Closing exceeds the estimated Reimbursable TIC received from tenants for the year of Closing (the "TIC Refund") Owner and Highwoods shall prorate in cash any such TIC Excess or TIC Refund as follows:

                  (a) Owner shall be responsible for a portion of the TIC Excess or shall receive cash for the TIC Refund prorated from January 1st of the year of Closing through the Closing Date based upon a 365 day calendar year. Highwoods shall notify Owner of any TIC Excess or TIC Refund on or before March 1 of the year following the year of Closing. The notification shall include a calculation of the amount due to Highwoods from Owner in the case of a TIC Excess or the amount due to Owner from Highwoods in the case of a TIC Refund. Owner shall have thirty (30) days from Owner's receipt of such notification to pay its portion of the TIC Excess to Highwoods, and Highwoods shall have thirty
         (30) days from Highwoods's delivery of such notification to pay to Owner its portion of the TIC Refund;

                  (b) Highwoods shall be responsible for the portion of the TIC Excess or the TIC Refund prorated from the Closing Date through December 31st of the year of Closing based upon a 365 day calendar year. Highwoods shall notify Owner of any TIC Excess or TIC Refund in the manner and pursuant to the terms of Section 12.04(a) hereof;

         12.05. Real Estate Commissions. Highwoods shall agree (by delivering the Assumption of Commissions Agreement in the form of Exhibit S-1 hereto) to pay any unpaid leasing commissions or other compensation due with respect to the Leases as set forth on Exhibits I-3 or S, in which event the amount of Consideration due Owner under Section 4 will be reduced by the cost of such commissions and other compensation identified as Owner's responsibility on Exhibit S, and increased by the amount of commission previously paid by Owner indicated on Exhibit S to be reimbursed to Owner by Highwoods. All obligations to pay leasing commissions due after the date of this Agreement because of the renewal of a Lease, the extension of the term of a Lease, the relocation of a tenant currently a party to a Lease, the expansion of the premises demised by a Lease, the exercise of an option to lease additional space set forth in a Lease or the exercise of an option to purchase any part of the Property as set forth in a Lease (collectively "Future Commissions") owed or to be owed in connection with Leases executed after the execution hereof with the approval of Highwoods, or which are deemed approved by Highwoods pursuant to this Agreement; and agreements to lease all or any part of the Land or the Improvements, which agreements were reached prior to the date of Closing and approved by Highwoods, or which are deemed approved by Highwoods pursuant to this Agreement, or which are not evidenced by a written Lease prior to the date of Closing and all commissions identified on Exhibit S as an obligation to be paid by Highwoods, (collectively the "Commissions Assumed"), shall be assumed by Highwoods on the Closing Date without adjustment to the Consideration.

         12.06. Tenant Improvements. Except for the cost of tenant improvement work identified on Exhibits I-2 and T as an obligation to be paid by Highwoods, the cost of all tenant improvement work owed or to be owed in connection with the Leases existing as of the date hereof (collectively "TI Work Payable") shall be the responsibility of Owner. To the extent not completed prior to Closing, Highwoods shall agree to complete such TI Work Payable set forth on Exhibits I-2 and T, as well as agreeing to pay the cost of tenant improvement work identified on Exhibit T as an obligation of Highwoods (by delivering the Assumption of Tenant Improvement Agreement) and the amount of Consideration due Owner under Section 4 shall be reduced by the cost of such work identified on Exhibit T as an obligation to be paid by Owner and the cost of such work set for on Exhibit I-2 ("Owner TI Work Payable").

         In the event the costs of any portion of the Owner TI Work Payable is not determinable as of the Closing date, the amount of Consideration otherwise to be delivered pursuant to Section 4.02(b) shall be reduced by Highwoods and Owner making a reasonable estimate of the costs of such Owner TI Work Payable and dividing such reasonably estimated costs of such Owner TI Work Payable by the same divisor utilized in Section 4.02(b) (the "Holdback"). To the extent the final costs paid by Highwoods for such Owner TI Work Payable is more or less than the Holdback, Highwoods and Owner shall execute an Amendment to the Partnership Agreement of Highwoods (the "Second Amendment") increasing or decreasing, as the case may be, the number of Partnership Units originally delivered to Owner at Closing and as evidenced by the Amendment. This increase or decrease in the number of Partnership Units shall be determined by calculating the difference in the Holdback and the actual cost of the Owner TI Work Payable not determined prior to Closing and dividing this difference by the same divisor utilized in Section 4.02(b). If the actual costs of the Owner TI Work Payable not determined prior to Closing exceeds the Holdback, the Second Amendment will reflect a reduction in the number of Partnership Units originally delivered to Owner as reflected in the Amendment. If the actual cost of the Owner TI Work Payable not determined prior to Closing is less than the Holdback, the Second Amendment will reflect an increase in the number of Partnership Units originally delivered to Owner.

         All obligations to pay tenant improvement work owed or to be owed in connection with Leases executed after the execution hereof with the approval of Highwoods; and agreements to lease all or any part of the Land or the Improvements, which agreements were reached prior to the Closing and approved by Highwoods or which are deemed approved by Highwoods pursuant to Section 9.04 above, or which are not evidenced by a written Lease prior to the Closing and all tenant improvement work identified on Exhibit T as an obligation to be paid by Highwoods (collectively the "TI Work Assumed"), shall be assumed by Highwoods on the Closing date without an adjustment to the Consideration.

         12.07. Tenant Security Deposits. All security deposits paid by tenants under Leases, and any interest accrued thereon contingently payable to such tenants for whose account they are maintained, shall be paid to Highwoods at Closing, or at Owner's election, shall be retained by Owner after reducing the amount of the Consideration due Owner by the amount of such deposits retained by Owner. After Closing, Highwoods shall be responsible for maintaining such security deposits in accordance with the provisions of the Leases relevant thereto;

         12.08. Service Agreement Payments. All amounts payable under any of the Service Contracts (other than Service Contracts not assumed by Highwoods, which shall be payable by Owner) shall be prorated in cash. Highwoods does not assume any obligation under any Service Contracts for acts or omissions that occur prior to Closing. Highwoods does not assume any obligation under any Service Contracts not expressly assumed by Highwoods. Notwithstanding the foregoing, all amounts payable with respect to periods after Closing under Service Contracts requiring thirty (30) or fewer days notice of termination and which are terminated by Owner at Closing shall be paid by Highwoods.

         12.09. Miscellaneous Items. All other items of expense and income regarding the operation and ownership of the Property shall be prorated in cash. All other capital items to be prorated at Closing shall be accounted for by an adjustment to the amount of Consideration due under Section 4.02(b).

         12.10. Settlement After Closing. The parties acknowledge that not all invoices for expenses incurred with respect to the Property prior to the Closing will be received by the Closing and that a mechanism needs to be in place so that such invoices can be paid as received. All of the Closing adjustments will be done on an interim basis at the Closing and will be subject to final adjustment in accordance with this Section 12.10. After Closing, upon receipt by Highwoods of an invoice for the Property's operating expenses that are attributable in whole or in part to a period prior to the Closing and that were not apportioned at Closing, Highwoods shall submit to Owner a copy of such invoice with such additional supporting information as Owner shall reasonably request. Within ten (10) days of receipt of such copy, Owner shall pay to Highwoods an amount equal to the portion of such invoice attributable to the period ending on the date immediately preceding the Closing. Likewise, upon receipt by Highwoods of such an invoice after Closing for the Property's operating expenses which were paid in advance by Owner and are attributable in whole or in part to a period on or after Closing that were not apportioned at Closing, Highwoods shall submit to Owner a copy of such invoice together with an amount equal to the portion of such invoice attributable to the period on or after Closing, within ten (10) days after receipt of such invoice.

         12.11. Highwoods' Distributions. For the first fiscal quarter of Highwoods ending after the Closing, partnership distributions attributable to such quarter payable by Highwoods to Owner pursuant to Section 12.2C of the Partnership Agreement, shall be prorated to take into account the period of time during such quarter that Owner was a limited partner in Highwoods. Owner shall receive that portion of a full quarterly distribution otherwise attributable to its Partnership Units determined by multiplying the amount of such full distribution by a fraction the numerator of which is the number of days during such quarter that Owner was a limited partner in Highwoods and the denominator of which is the number of days in such quarter. In the event that Owner receives a full cash distribution for such period, Owner shall reimburse Highwoods the prorated portion of such distribution to which Owner is not entitled as provided above within five (5) days of receipt.

         12.12. Equitable Adjustments. In the event that any of the prorations or adjustments described in this Section 12 are based upon estimated or erroneous information, then the parties shall make between themselves any equitable adjustment required by reason of any difference between such estimated or erroneous amounts and the actual amounts of such sums. In making the prorations required by this Section 12, the economic burdens and benefits of ownership of the Property for the Closing shall be allocated to Highwoods.

         12.13. Property Income. All other income of the Property (including payments due under escalator clauses, tax stops, expense clauses and similar rental adjustment clauses) accruing or relating to the period through the day before Closing shall be paid to Owner. All other income of the Property (including payments due under escalator clauses, tax stops, expense clauses and similar rental adjustment clauses) accruing or relating to the period commencing on the date of Closing and thereafter shall be the property of and paid to Highwoods.

         12.14. Operating Expenses. The Property operating expenses shall be apportioned on a per diem basis as of midnight on the day immediately preceding the Closing. All such expenses accruing prior to the Closing shall be deemed to be expenses of Owner and all such expenses accruing as of such Closing and thereafter shall be expenses of Highwoods. Amounts owed to Owner by Highwoods and amounts owed to Highwoods by Owners, as the case may be, on account thereof, shall be paid to the party to whom they are owed in cash.

         13.      Management and Leasing Agreements, Service Contracts

         13.01. Unless otherwise specified by Highwoods in writing or otherwise provided herein, all management or leasing contracts must be terminated as of the effective date of Closing so that Highwoods or its designee shall have the exclusive right to manage and lease the Property. With respect to any and all Service Contracts, however, Highwoods shall have the absolute right to disapprove in writing prior to or as of Closing any and all such Service Contracts which Highwoods desires to be terminated. If Highwoods fails to disapproves of any Service Contract, it shall be kept in full force and effect by Owner through the Closing at which time it will be assigned to Highwoods by execution and delivery of an Assignment and Assumption of Service Contracts in the form of Exhibit O-1. If Highwoods disapproves any such Service Contracts, such Service Contracts will be terminated at Closing, but subject however to Highwoods' obligations to Section 12.08 above.

         14. Amendment to the Partnership Agreement. At the Closing, Owner, the REIT and any other necessary partners in Highwoods shall enter into an amendment to the Partnership Agreement, as it exists prior to such Closing, admitting Owner as a limited partner in Highwoods, evidencing the number of Partnership Units to be delivered to Owner at Closing pursuant to 4.02(b) and which otherwise shall be in the form and substance reasonably satisfactory to the Owner and Highwoods.

         15. Default. In the event of default by Highwoods under the terms hereof, the Escrow Agent shall deliver the Earnest Money to Owner. Additionally, Highwoods shall pay to Owner within three (3) days of Highwoods' default hereunder, the sum of One Million Nine Hundred Thousand and no/100 Dollars ($1,900,000.00) by wire transfer of immediately available funds to the account designated by Owner by notice to Highwoods. The $2,000,000.00 payment made to Owner (by the Escrow Agent and Highwoods) in the event of Highwoods' default shall be a payment of liquidated damages and not a penalty, as the actual damage to Owner in the event of a default by Highwoods would be extremely difficult to ascertain. Upon Owner's receipt of this $2,000,000.00 payment the parties will have no further obligations to the other hereunder except for the obligations of Highwoods which survive termination of this Agreement as provided herein. Highwoods agrees to submit to the jurisdiction of the Courts of the State of California in the event Owner is required to bring an action against Highwoods for the liquidated damage payment required to be made by Highwoods under this section.

         In the event of a default by Owner of its obligations hereunder, Highwoods shall have the right to bring an action against Owner for specific performance to compel Owner to contribute the Property to Highwoods as contemplated hereby. Furthermore, Highwoods shall have the right to bring an action against Owner for damages to Highwoods arising from a breach of warranty of Owner contained herein, a misrepresentation of Owner herein (provided any such right shall be limited as set forth in Section 6.02 above), or a default hereunder which is the result of intentional or willful acts of Owner (including the encumbrance of the Property, or transfer thereof to a third party).

         16. Notice of Developments. After the execution hereof and prior to Closing, Owner will give prompt written notice to Highwoods of any material adverse change in Owner's representations and warranties of which it acquires actual knowledge affecting the Property. Highwoods and the REIT will give prompt written notice to Owner of any material change in their representations and warranties contained herein, or in the assets or properties of Highwoods and the REIT and the operations and results of operations related to such assets or properties. Each party hereto will given prompt written notice to the other parties of any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement.

         17.      Indemnification.

         17.01. Highwoods agrees that as between Owner and Highwoods, from and after the Closing, Highwoods shall be liable for all liabilities, loss, cost and/or damage (including attorney fees) which are asserted as claims by third parties which relate to the Property, but only if such claims arise out of acts or omissions of Highwoods, its agents or employees occurring after Closing which are related to the Property (including acts or omissions relating to any Lease or other contracts and breaches thereof or defaults thereunder, concerning such Property or the operation thereof which occur after Closing), and then only if such claims do not relate to: (i) obligations Owner had a duty to perform in the period prior to Closing, (ii) liabilities for expenses incurred in the ordinary course of business or any other money owed by Owner on the date of Closing, subject to proration and adjustment as herein set forth, (iii) tort liabilities resulting from acts or omissions related to the Property occurring prior to Closing, and (iv) breaches of any contracts related to the Property if such breaches occurred prior to Closing. The claims by third parties for loss or damage for which Highwoods shall be responsible as set forth above are hereinafter referred to as "Claims Against Highwoods."

         In this regard, Highwoods agrees to indemnify, defend and hold harmless Owner from and against all loss and damage (including costs and attorney fees) incurred by Owner as the result of Claims Against Highwoods.

         Highwoods is not assuming any obligation of the Owner related to the Property which exists on the date of Closing except for executory obligations of Owner which are specifically identified and set forth herein as being assumed by Highwoods and except as provided in the documents executed at Closing by Highwoods.

         17.02. Owner agrees that as between Owner and Highwoods, Owner shall be liable for all liabilities, loss, cost and/or damage (including attorney fees) which are asserted as claims by third parties which relate to the Property, but only if such claims arise out of acts or omissions of Owner, its agents or employees, which occurred prior to Closing and are related to the Property (including acts or omissions relating to any Lease or other contracts and breaches thereof and defaults thereunder, concerning such Property or the operation thereof which occurred prior to Closing), including but not limited to: (i) obligations Owner had a duty to perform prior to Closing, (ii) liabilities for expenses incurred in the ordinary course of business or any other money owed by Owner on the day prior to date of Closing, subject to proration and adjustment as herein set forth, (iii) tort liabilities resulting from acts or omissions related to any of the Property occurring prior to Closing, and (iv) breaches of any contracts by Owner related to the Property if such breaches occurred prior to Closing, but not including (i) obligations Owner has a duty to perform on or after Closing, but which were not required to be performed before Closing, (ii) liabilities incurred for expenses incurred in the ordinary course of business on or after Closing or any other money owed by Owner after the Closing, the liability for which was incurred on or after Closing or before Closing with consent of Highwoods, (iii) tort liabilities resulting from acts or omissions related to the Property occurring on or after the Closing,
(iv) breaches of any contracts related to the Property if such breach occurred on or after the Closing, and (v) obligations Highwoods had a duty to perform on or after Closing. The claims by third parties for loss or damage for which Owner shall be responsible as set forth above are hereinafter referred to as "Claims Against Owner."

         In this regard, Owner agrees to indemnify, defend and hold harmless Highwoods from and against all loss and damage (including costs and attorney fees) incurred by Highwoods as a result of Claims Against Owner.

         Owner has informed Highwoods that certain real estate brokerage commissions may be due in connection with the renewal of certain of the Leases which occurred prior to the date hereof or as the result of the expansion by certain tenants into larger tenant spaces on the Property prior to the date hereof. However, such real estate brokerage commissions have never been claimed, and may never be claimed. Therefore, in addition to Owner's indemnification of Highwoods as set forth above, Owner agrees to indemnify and hold Highwoods harmless from any claim by any real estate broker or brokerage firm for real estate commissions due as the result of lease renewals or tenant expansions which occurred prior to the date hereof which have not yet been claimed by such broker or brokerage firm. Owner also agrees to indemnify Highwoods from any cost or other expenses (including attorney fees) which Highwoods incurs as a result of such claims.

         17.03. Any party entitled to indemnification under this Agreement (the "Indemnified Party") shall, within ten (10) days after the receipt of notice of the assertion or imposition of any claim (but in no event later than ten (10) days prior to the date any response or answer is due in any proceeding) in respect of which indemnity may be sought from the party against whom an indemnity obligation is asserted pursuant to this Agreement (the "Indemnifying Party"), notify the Indemnifying Party in writing of the receipt of existence of such claim. The omission of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability in respect of such claim which it may have to the Indemnified Party on account of this Agreement, except, however, the Indemnifying Party shall be relieved of liability to the extent that the failure to so notify (a) shall have caused prejudice to the defense of such claim, or (b) shall have increased the costs or liability of the Indemnifying Party by reason of the inability or failure of the Indemnifying Party (because of the lack of prompt notice from the Indemnified Party) to be involved in any investigations or negotiations regarding any such claim, nor shall it relieve the Indemnifying Party from any other liability which it may have to the Indemnified Party. In case any such claim shall be asserted or commenced against an Indemnified Party and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall assume the defense thereof with counsel free of conflict and otherwise reasonably satisfactory to the Indemnified Party, and, after actually so assuming the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnifying Party does not assume the defense, or conduct settlement of any claim, the Indemnified Party may settle such claim without the written consent of the Indemnifying Party. Nothing in this Section 17 shall be construed to mean that Highwoods shall be responsible for any obligations, acts or omissions of Owner prior to Closing, except for those obligations and liabilities expressly assumed by Highwoods pursuant to this Agreement, and nothing in this Agreement shall be construed to mean that Owner shall be responsible for any obligations, acts or omissions of Highwoods on or after Closing, except for those obligations and liabilities arising on or after Closing expressly assumed by Owner pursuant to this Agreement.

         18.      Other Provisions.

         18.01. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

         18.02. Entire Agreement. This Agreement contains the entire agreement between the parties, and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

         18.03. Construction. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used on construing this Agreement.

         18.04. Applicable Law. This Agreement shall be governed by the laws of the State of Georgia. Time is of the essence in the Closing of this transaction.

         18.05. Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         18.06. Waiver of Covenants, Conditions and Remedies. The waiver by one party of the performance of any covenant, condition or promise under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

         18.07. Exhibit. All Exhibits to which reference is made in this Agreement are deemed incorporated into this Agreement and made a part hereof.

         18.08. Amendment and Assignment. This Agreement may be amended at any time by the written agreement of Highwoods, the REIT and Owner. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto. No party may assign this Agreement or any interest herein without the prior written approval of all other parties which approval may be withheld in the sole discretion of such other parties (or either one of them).

         18.09. Relationship of Parties. The parties agree nothing contained herein shall constitute either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligations or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

         18.10. Further Acts. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         18.11. Confidentiality. Notwithstanding anything to the contrary contained elsewhere herein, Highwoods, the REIT and Owner each hereby acknowledge that this transaction shall be treated as confidential. In connection therewith, Highwoods, the REIT and Owner further acknowledge that neither will disclose any of the contents or information contained in or obtained as a result of any investigation, financial or otherwise, undertaken or done pursuant to this

Agreement, to the public or any third party (except advisors to Highwoods, the REIT and Owner in this transaction on a need to know basis) without a bona fide financial interest in any transaction contemplated by this Agreement on a need to know basis. The obligation of confidentiality does not apply to information which:

                  (a) Was in the public domain at the time of its communication to Highwoods, the REIT or their representatives;

                  (b) Enters the public domain through no fault of Highwoods or the REIT subsequent to the time of its communication to Highwoods or the REIT;

                  (c) Was in the possession of Highwoods or the REIT free of any obligation of confidence at the time of its communication to Highwoods, the REIT or their representatives; and,

                  (d) Is rightfully communicated to Highwoods or the REIT by a third party free of any obligation or confidence subsequent to the time of its receipt from Owner.

         If the transaction contemplated hereby is not consummated, all documents and information given to Highwoods or the REIT or their representatives by the Owner and its representatives, and all copies thereof, shall be promptly returned to Owner.

         18.12. Broker Commissions. Owner agrees to be responsible for the payment of any fee due White and Associates, Inc., and White & Associates Management Group, Inc., as the result of any relationship between Owner; White and Associates, Inc.; and White & Associates Management Group, Inc., and will agree to indemnify Highwoods for any loss or damage (including reasonable attorney fees) incurred by Highwoods arising from a claim by White and Associates, Inc., and White & Associates Management Group, Inc., for any such fees allegedly due either. Except as set forth above, Owner represents to Highwoods that it has not dealt with any other brokerage or investment banking firm relating to this matter; and Highwoods represents to Owner that it has not dealt with any brokerage or investment banking firm in connection with this transaction. Each party agrees to indemnify and hold the other party harmless from any loss or damage (including reasonable attorney fees) incurred by the other party arising from a claim by any brokerage or investment banking firm allegedly due it as the result of the transaction contemplated hereby. The parties hereto acknowledge that Roderick T. White is a general partner of Owner and is a real estate broker duly licensed under the laws of the State of Georgia and is the principal broker and president of White and Associates, Inc., and of White & Associates Management Group, Inc., and that Jerome Janger is a general partner of Owner and is a real estate broker duly licensed by the State of California.

         18.13. Notice. All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery, express commercial courier service, certified mail, return receipt requested, or by telecopy to the address or telecopy number set forth below for the respective parties. All notices and demands so given shall be effective upon the delivery of the same to the party to whom notice or demand is given, if personally delivered, or upon confirmation by electronic answer back if sent by telecopy, and on the third (3rd) business day following the deposit in U.S. Mail or on the first (1st) business day after deposit with an express commercial courier service or upon receipt, whichever is earlier, if sent by express commercial courier service or certified mail, return receipt requested.


  OWNERS:            CENTURY CENTERGROUP                and
                     9830 Wilshire Boulevard                 Suite 800
                     Beverly Hills, California 90212-1825    2200 Century Pkwy, N.E.
                                                             Atlanta, GA 30345-3203
                     Attention:  Robert Goldman              Att.:  Roderick T. White
                     Telephone:       310/288-4734           Telephone:  404/321-6555
                     Telecopier:      310/288-4758           Telecopier:  404/325-4173

  With a copy to:    Michael Rubel
                     Del, Rubel, Shaw, Mason & Derin
                     2029 Century Park East, Suite 3910
                     Los Angeles, California 90067-3025
                     Telephone:       310/772-2000
                     Telecopier:      310/772-2777


  HIGHWOODS and
  REIT:              Highwoods/Forsyth Limited Partnership
                     380 Knollwood St, Ste 430            &  3100 Smoketree Ct, Ste 700
                     Winston-Salem, NC 27103                 Raleigh, NC 27604-5001
                     Attention:       John Turner            Attention: Carman Liuzzo
                     Telephone:       910/631-9000           Telephone:       910/872-4924
                     Telecopier:      910/725-1969           Telecopier:      910/876-2448

  With a copy to:    Terry Crumpler
                     Allman Spry Leggett & Crumpler
                     380 Knollwood Street, Suite 700
                     Winston-Salem, NC 27103
                     Telephone:                910/722-2300
                     Telecopier:               910/721-0414


         18.14. Press Releases. Owner, Highwoods and the REIT agree that they will not make any public statement, including without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby without first allowing the other party an opportunity to review such statement and render an approval thereof. It is the intention of this subparagraph that

Highwoods, the REIT and Owner must agree as to the timing and content of any information contained in any public statement or press release regarding the transaction contemplated hereby. The parties agree to exercise reasonableness when asked to consent to the content of any such press release or other public statement regarding this transaction.

         18.15. Sale of Property and 1031 Exchange Obligations. If, subsequent to Closing, Highwoods sells any portion of the Land, including any Building located thereon, and, at the time of such sale [or within any allowable time after such sale prescribed by Section 1031 of the Internal Revenue Code of 1986, as amended ("Section 1031")], it has contracted for or is negotiating for, the purchase of other real property (the "Exchange Property"), it will use reasonable efforts to cause any taxable gain attributable to the sale of the Land (or any portion thereof) to be deferred under the provisions of Section 1031 in effect at the time of such sale. Notwithstanding the above, in the event Highwoods fails to close the acquisition of any Exchange Property contracted for or being negotiated for at the time of the sale of the Land for any reason consistent with Highwoods' normal business practices, Highwoods shall have no liability to Owner for its failure to consummate the transaction and defer the taxable gain attributable to the sale of the Land (or any portion thereof) as set forth above.

         18.16. Limitations on Amendment to REIT's Articles of Incorporation. The REIT will not amend its Articles of Incorporation in a manner which would change the definition of "Ownership Limit" [as set forth in Section 6.1(e) thereof] from 9.8% to a lesser percentage that would prohibit Owner from exercising its redemption rights set forth in Section 8.6A of the Partnership Agreement with respect to any Shares issued upon the redemption of the Partnership Units, so long as Owner does not acquire additional Shares of the REIT, which when added to the Shares issued upon a redemption of the Partnership Units, would equal 9.8% or more of the outstanding capital stock of the REIT. Notwithstanding the above, the REIT shall have the right to amend its Articles of Incorporation to change the definition of "Ownership Limit" from 9.8% to a lesser percentage in the event such change is necessary to cause the REIT to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or other applicable laws hereafter arising.

         18.17. Owner's Indemnification to the REIT. Upon request of Owner made at any time prior to Closing, the Amendment shall include provisions satisfactory to Owner whereby Owner or any partner of Owner agrees to indemnify the REIT as set forth in paragraph 7.7I of the Partnership Agreement in order to increase Owner's share of allocable debt as a limited partner pursuant to
Section 1.752-2(a) of the Code, subject to the limitations on liability and termination provisions set forth therein with respect to indemnifying Limited Partners and subject to such further limitations as may be required by Owner.

         18.18. Allocations. Owner and Highwoods agree that except to the extent otherwise required by the Internal Revenue Code of 1986, as amended, the "traditional method" provided for in the regulations interpreting the Internal Revenue Code of 1986, as amended, set forth in Section 1.704- 3(b) shall apply to all tax allocations made to Owner with respect to the Property, or otherwise.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement by their hands and under seal affixed hereto as of the date and year first above written.

                                 CENTURY CENTER GROUP, a California
                                 general  partnership
                                 By:      /s/ Robert Goldman (SEAL)
                                          _______________________________
                                          ROBERT GOLDMAN, General Partner

                                 By:      /s/ Roderick T. White (SEAL)
                                          __________________________________
                                          RODERICK T. WHITE, General Partner

                                 By:      /s/ Jerome Janger (SEAL)
                                          ______________________________
                                          JEROME JANGER, General Partner

                                 BY:      KENNINGTON, LTD., INC., a California
                                          corporation, General Partner
Attest:
/s/ Jerome Janger                By:      /s/ Kathleen A. Hayes
_________________                         _______________________________
         _____ Secretary                     Executive Vice President


                                 HIGHWOODS/FORSYTH LIMITED
                                 PARTNERSHIP, a North Carolina limited
                                 partnership
                                 BY:      HIGHWOODS PROPERTIES, INC., a
                                          general partner
                                 By:      /s/ John L. Turner
                                          ______________________________
                                          JOHN L. TURNER
                                          Vice Chairman

                                 HIGHWOODS PROPERTIES, INC., a Maryland
Attest:                           Corporation
_________________________        By:      /s/ John Turner
___________ Secretary                     _______________________________
                                          JOHN TURNER
                                          Vice Chairman

         Investor's Title Insurance Company executes this Agreement for the sole purpose of agreeing to be bound by the terms and provisions set forth in Section 3 hereof.

                                            INVESTORS TITLE INSURANCE COMPANY,
                                            a North Carolina Corporation

                                            By: /s/ Kerry Scordo
                                               __________________________


                                List of Exhibits

A                 Registration Rights Agreement
B                 16 Acre Tract Description (Fee Parcels)
B-1               61 Acre Tract Description (Leasehold Interest)
C                 Personal Property Schedule
D                 Rent Roll
D-1               Century Center Subleases
E                 Service Contracts, Guaranties and Warranties
F-1               Promissory Notes being Assumed by Highwoods from Owners to those Lenders,
                  Including Amounts Owed on Each
F-2               Form of Mortgagee Estoppel Certificates and Consent Agreements
G                 Highwoods' Limited Partnership Agreement
H                 Permitted Exceptions
I                 Prospective Lease Amendments and Leases
I-1               INTENTIONALLY OMITTED
I-2               Unfulfilled Landlord Obligations
I-3               Lease Brokerage Agreements and Leasing Commissions
I-4               Lease Defaults, Receivables and Security Deposits
I-5               Lease Options and Rights to Acquire Portions of the Property
J                 Form for Prospective New Leases
K                 Agreements Affecting Title of Property
L                 Form for Tenant Estoppels
M                 Form for Bill of Sale of Personal Property
M-1               Form of Owner's Affidavit
N                 Form for Assignment of Leases
N-1               Form of Assignment of  Ground Lease(s)
N-2               Consent to Assignment of Ground Lease(s)
O                 Form for Assignment of Owner's Interests in all Warranties and Guarantees of
                  Contractors, Subcontractors, Suppliers and Manufacturers Agreements and
                  Miscellaneous Items
O-1               Assignment and Assumption of Service Contracts
P                 Owner's Counsel's Opinion
Q                 Highwoods' Counsel's Opinion
R                 Claims, Proceedings and Litigation
S                 Commissions to be Paid by Highwoods
S-1               Assumption of Commissions Agreement
T                 Tenant Improvement Work to be Paid by Highwoods
U                 Form of Assumption of Tenant Improvement Work Agreement
V                 Survey Affidavit
W                 Changes in REIT's Financial Condition
X                 Conditions Related to Systems and Structural Components of Buildings
Y                 Highwoods' and REIT's Disclosure Documents


                                         January 24, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Highwoods Properties, Inc.

Ladies and Gentlemen:

         In connection with the Highwoods Properties, Inc. (the "Registrant") current report on Form 8-K (the "Report"), the Registrant hereby agrees, pursuant to Item 601(b)(2) of Regulation S-K, to furnish the Securities and Exchange Commission upon its request copies of the schedules omitted from Exhibits 2.1 and 2.2 of the Report.

                            Very truly yours,

                            HIGHWOODS PROPERTIES, INC.

                            By: /s/ Carman J. Liuzzo



                            Carman J. Liuzzo
                            Chief Financial Officer